UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Home BancShares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2020 Annual Meeting of Shareholders and Proxy Statement

Home BancShares

www.homebancshares.com

Notice of Annual Meeting of Shareholders

HOME BANCSHARES, INC.

719 Harkrider Street, Suite 100

Conway, Arkansas 72032

(501) 339-2929

Internet Site: www.homebancshares.com

Notice of Annual Meeting of Shareholders

To Be Held on April 16, 2020

The Annual Meeting of Shareholders of Home BancShares, Inc. (the “Company”) will be held on April 16, 2020, at 6:30 p.m. (CDT) at the Statehouse Convention Center, located at 101 East Markham Street, Little Rock, Arkansas, for the following purposes:

(1)	To elect directors for a term of one year.
(2)	To provide an advisory (non-binding) vote approving the Company’s compensation of its named executive officers.
(3)	To ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the next fiscal year.
(4)	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record on February 24, 2020, will be entitled to vote at the meeting or any adjournments thereof. A list of shareholders will be available for inspection at the office of the Company at 719 Harkrider Street, Suite 100, Conway, Arkansas, 72032, beginning two business days after the date of this notice and continuing through the meeting. The stock transfer books will not be closed.

The 2019 Annual Report to Shareholders is included in this publication.

By Order of the Board of Directors

JOHN W. ALLISON
Chairman and Chief Executive Officer

Conway, Arkansas

March 6, 2020

YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, DATE AND SIGN YOUR PROXY AND RETURN IT WITHOUT DELAY

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Notice of Annual Meeting of Shareholders

How to Vote if you are A Shareholder of Record

Your vote is important. You can save the Company the expense of a second mailing by voting promptly. Shareholders of record can vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot as described below. (Please note: if you are a beneficial owner of shares held in the name of a bank, broker or other holder, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.)

The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 1:00 a.m. Central time on April 16, 2020.

Vote by Telephone	Vote on the Internet	Vote by Mail	Voting at the Annual Meeting
You can vote by calling the toll-free telephone number on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

You also can choose to vote on the Internet by visiting the website for Internet voting printed on your proxy card. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to Computershare in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Proxy Services, c/o Computershare Investor Services, P.O. Box 505000, Louisville, Kentucky, 40233.

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Corporate Social Responsibility Report

In keeping with the ever-evolving desire for corporations to be mindful of their social responsibilities, Home BancShares is dedicated to the communities we serve. Community involvement is a core focus for Home BancShares. Please visit https://www.my100bank.com/community-involvement/ and see how our values come to life in the pages of our Corporate Social Responsibility Report.

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Proxy Statement

HOME BANCSHARES, INC.

719 Harkrider Street, Suite 100

Conway, Arkansas 72032

(501) 339-2929

Internet Site: www.homebancshares.com

Proxy Statement

This Proxy Statement and the accompanying proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Home BancShares, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on April 16, 2020. This Proxy Statement and the accompanying proxy card are being first mailed to shareholders of the Company on or about March 6, 2020.

The proxies being solicited by this Proxy Statement are being solicited by the Company. The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted with this Proxy Statement, will be paid by the Company. The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for the expense of forwarding proxy material to beneficial owners of shares held by them of record. Solicitations of proxies may be made personally or by telephone, electronic communication or facsimile, by directors, officers and regular employees, who will not receive any additional compensation in respect of such solicitations.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on April 16, 2020:

The Notice and Proxy Statement and the Annual Report on Form 10-K

are available at www.envisionreports.com/homb.

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About the Annual Meeting

About the Annual Meeting

The questions and answers below contain summary information and may not contain all of the information that is important to you. To better understand the nominees being solicited for directors and the proposals that are submitted for a vote, you should carefully read this entire document and other documents to which we refer.

When and Where Is the Annual Meeting?

Date:	Thursday, April 16, 2020

Time:	6:30 p.m., Central Daylight Time

Location:	Statehouse Convention Center, 101 East Markham Street, Little Rock, Arkansas

What Matters Will Be Voted Upon at the Annual Meeting?

At our Annual Meeting, shareholders will be asked to:

•	consider and vote on a proposal to elect the nominees listed in this proxy statement as directors for a term of one year;
•	consider and vote on a proposal to approve, on an advisory (non-binding) basis, the Company’s compensation of its named executive officers;
•	consider and vote on a proposal to ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the next fiscal year; and
•	transact such other business as may properly come before the meeting or any adjournments thereof.

Who Is Entitled to Vote?

Only shareholders of record at the close of business on the record date, February 24, 2020, are entitled to receive the Notice of Annual Meeting and to vote the shares of common stock that they held on that date at the Meeting or at any postponement or adjournment of the Meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted on. As of the close of business on February 24, 2020, there were 166,043,096 shares of the Company’s common stock outstanding.

Who Can Attend the Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Meeting, and each may be accompanied by one guest. Seating is limited and will be on a first-come, first-served basis. Registration will begin at 5:30 p.m., and seating will be available at approximately 6:00 p.m.

The use of cameras, videotaping equipment and recording devices will not be permitted at the Meeting.

Attendees may not bring large bags, briefcases or packages into the Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Meeting.

What Constitutes a Quorum?

The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business. As of the record date, 166,065,960 shares of common stock of the Company were outstanding. Proxies received, but marked as abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present at the Meeting.

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About the Annual Meeting

Can a Shareholder Nominate a Director?

The Nominating and Corporate Governance Committee (“Nominating Committee”) of the Board of Directors will consider a candidate properly and timely recommended for directorship by a shareholder or group of shareholders of the Company. The recommendation must be submitted by one or more shareholders that have beneficially owned, individually or as a group, 2% or more of the outstanding common stock for at least one year as of the date the recommendation is submitted. Shareholder recommendations must be submitted to the Secretary of the Company in writing via certified U.S. mail not less than 120 days prior to the first anniversary of the date of the Proxy Statement relating to the Company’s previous Annual Meeting. Shareholder recommendations for the Annual Meeting of Shareholders in 2021 must be received by the Company by November 6, 2020. Recommendations must be addressed as follows:

Home BancShares, Inc.

Attn: Corporate Secretary

P.O. Box 966

Conway, Arkansas 72033

DIRECTOR CANDIDATE RECOMMENDATION

Generally, candidates for a director position should possess:

•	relevant business and financial expertise and experience, including an understanding of fundamental financial statements;
•	the highest character and integrity and a reputation for working constructively with others;
•	sufficient time to devote to meetings and consultation on Board matters; and
•	freedom from conflicts of interest that would interfere with their performance as a director.

The full text of our “Policy Regarding Director Recommendations by Stockholders” and “Nominating and Corporate Governance Committee Directorship Guidelines and Selection Policy” are published on our website at www.homebancshares.com and can be found under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents.”

How Can I Communicate Directly with the Board?

Shareholder communications to the Board of Directors, any committee of the Board of Directors, or any individual director must be sent in writing via certified U.S. mail to the Corporate Secretary at the following address:

Home BancShares, Inc.

Attn: Corporate Secretary

P.O. Box 966

Conway, Arkansas 72033

Our “Stockholder Communications Policy” is published on the Company’s website at www.homebancshares.com and can be found under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents.”

How Do I Vote?

The enclosed proxy card indicates the number of shares you own. There are four ways to vote:

•	By Internet at the website shown on your proxy card; we encourage you to vote this way.
•	By toll-free telephone at the number shown on your proxy card.
•	By completing and mailing your proxy card.
•	By written ballot at the Meeting.

If you vote by Internet or telephone, your vote must be received by 1:00 a.m. Central time on April 16, 2020. If your shares are held in “street name,” the instructions from your broker or nominee will indicate whether Internet or telephone voting is available and, if so, will provide details regarding how to use those systems. If you complete and properly sign the accompanying proxy card and return it to the Company, or tender your vote via telephone or the Internet, it will be voted as you direct. If you do not indicate your voting preferences, Brian S. Davis and Jennifer C. Floyd will vote your shares FOR all of the director nominees and FOR Proposals 2 and 3.

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About the Annual Meeting

If You Vote by Telephone or on the Internet, You Do NOT Need to Return Your Proxy Card.

If you plan to attend the Meeting, you may deliver your completed proxy card in person. However, if your shares are held in “street name” and you wish to vote your shares by written ballot at the Meeting, you will need to request and obtain a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote the shares at the Annual Meeting, complete such legal proxy and present it to the Company at the Meeting. Even if you plan to attend the Meeting, we recommend that you submit your proxy card or voting instructions in advance so that your vote will be counted if you later decide not to attend the Meeting.

A proxy duly executed and returned by a shareholder, and not revoked prior to or at the Meeting, will be voted in accordance with the shareholder’s instructions on such proxy.

If My Shares Are Held By a Broker or Nominee, Do I Need to Instruct the Broker or Nominee How to Vote My Shares?

Yes. If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Under current stock exchange rules, brokers who do not have instructions from their customers may not use their discretion in voting their customers’ shares on certain specific matters which are not considered to be “routine” matters, including the election of directors, executive compensation and other significant matters. The proposals in this Proxy Statement to elect directors and to approve on an advisory basis the Company’s executive compensation are not considered to be routine matters. Thus, if you do not give your broker or nominee specific instructions with respect to each of these matters, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

The ratification of BKD, LLP as the Company’s independent registered public accounting firm is considered a routine matter, and therefore, if you do not give your broker or nominee specific instructions with respect to this proposal, your broker or nominee will have the discretionary authority to vote your shares on this proposal.

What Are the Board’s Recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with each proposal in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR the election of the nominated slate of directors (see pages 6-41).
•	FOR the approval, on an advisory (non-binding) basis, of the Company’s compensation of its named executive officers (see page 42).
•	FOR the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm (see pages 43-45).

What Other Business May Be Brought Before the Meeting?

As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.

What Vote Is Required to Approve Each Proposal?

•

Election of Directors. The affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more of the directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

•

Other Proposals. For each other proposal, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have no effect on the outcome of the vote.

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About the Annual Meeting

The authorized common stock of the Company consists of 300,000,000 shares at $0.01 par value. As of the close of business on February 24, 2020, there were 166,043,096 shares eligible to vote.

Can I Change My Vote After I Return the Proxy Card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request, although attendance at the Meeting will not by itself revoke a previously granted proxy.

What Should I Do If I Receive More Than One Set Of Voting Materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxies or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and instruction card that you receive.

Where Can I Find The Voting Results Of The Annual Meeting?

The Company will publish final voting results of the Annual Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the Annual Meeting on April 16, 2020.

What Do I Need To Do Now?

First, read this Proxy Statement carefully. Then, if you are a registered owner of shares of our common stock as of February 24, 2020, you should, as soon as possible, submit your proxy by executing and returning the proxy card or by voting by telephone or on the Internet. If you are the beneficial owner of shares held in “street name,” then you should follow the voting instructions of your broker or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company but fail to specify voting directions, your shares will be voted in accordance with the recommendations of the Board of Directors.

You Should Carefully Read this Proxy Statement in its Entirety.

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Proposal One – Election of Directors

Proposal One – Election of Directors

Our Restated Articles of Incorporation provide that the number of directors shall not be less than two nor more than fifteen, with the exact number to be fixed by the shareholders or the Board. The Board of Directors proposes that the nominees for directors described below be elected for a term of one year and until their successors are duly elected and qualified. All nominees are currently serving as directors.

Each of the nominees has consented to serve the term for which he or she is nominated. If any nominee becomes unavailable for election, which is not anticipated, the directors’ proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the meeting.

The Board of Directors Recommends that Shareholders Vote

FOR

Each of the Nominees Listed Herein

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Proposal One – Election of Directors

Directors and Executive Officers of the Company

The names of the Company’s directors and executive officers and their respective ages and positions as of February 24, 2020, are listed in the table below.

Name	Age	Positions Held with Home BancShares, Inc.	Positions Held with Centennial Bank
John W. Allison	73	Chairman of the Board, Chief Executive Officer and President	Director
Brian S. Davis	54	Chief Financial Officer, Treasurer and Director	Chief Financial Officer, Treasurer and Director
Jennifer C. Floyd	45	Chief Accounting Officer	Chief Accounting Officer
Tracy M. French	58	Director and Executive Officer	Chairman of the Board, Chief Executive Officer and President
Kevin D. Hester	56	Chief Lending Officer	Chief Lending Officer and Director
J. Stephen Tipton	38	Chief Operating Officer	Chief Operating Officer
Donna J. Townsell	49	Senior Executive Vice President, Director of Investor Relations and Director	Senior Executive Vice President and Director
Russell D. Carter, III	44	Executive Officer	Regional President
Milburn Adams	76	Director	Director
Robert H. Adcock, Jr.	71	Director	Director
Richard H. Ashley	64	Director	Director
Mike D. Beebe	73	Director	—
Jack E. Engelkes	70	Vice Chairman of the Board	Director
Karen E. Garrett	47	Director	—
James G. Hinkle	71	Director	—
Alex R. Lieblong	69	Director	Advisory Director
Thomas J. Longe	57	Director	—
Jim Rankin, Jr.	52	Director	Director

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Proposal One – Election of Directors

NOMINEES FOR DIRECTOR

The director nominees consist of the fourteen current members of the Board. The biography of each of the nominees below contains information regarding the person’s service as a director, business experience, including but not limited to director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should serve as a director.

In the biographies of our directors and executive officers below, and elsewhere in this Proxy Statement, we from time to time refer to certain former separately chartered bank subsidiaries that we merged into a single charter during 2008 and 2009 under the name Centennial Bank.  These subsidiaries included First State Bank, Community Bank, Twin City Bank, Marine Bank, Bank of Mountain View and Centennial Bank (of Little Rock).

JOHN W. ALLISON AGE: 73 DIRECTOR SINCE: 1998 COMMITTEES: Asset/Liability Committee

EXPERIENCE

John W. Allison is the co-founder and has been the Chairman of the Board of Home BancShares since 1998. During 2019, Mr. Allison was appointed President and Chief Executive Officer of Home Bancshares, which he had previously served as from 1998 to 2009. He also serves on the Asset/Liability Committee of Home BancShares. Mr. Allison has more than 35 years of banking experience, including service as Chairman of First National Bank of Conway from 1983 until 1998, and as a director of First Commercial Corporation from 1985 (when First Commercial acquired First National Bank of Conway) until 1998. At various times during his tenure on First Commercial’s board, Mr. Allison served as the Chairman of that company’s Executive Committee and as Chairman of its Asset Quality Committee. Prior to its sale to Regions Financial Corporation in 1998, First Commercial was a publicly traded company and the largest bank holding company headquartered in Arkansas, with approximately $7.3 billion in assets.

SKILLS & EXPERTISE

Mr. Allison is a successful business owner with extensive experience in the management of banks and bank holding companies. As the co-founder and Chief Executive Officer of Home BancShares, he has intimate knowledge of the issues facing our management, and he has been a guiding figure in the development of Home BancShares and its growth strategy. He is also the largest individual shareholder of Home BancShares, which the Board of Directors believes aligns his interests with those of our shareholders. Mr. Allison is the brother-in-law of Donna Townsell, one of our directors and executive officers.

BRIAN S. DAVIS AGE: 54 DIRECTOR SINCE: 2015 COMMITTEES: Asset/Liability Committee

EXPERIENCE

Brian S. Davis has served as the Chief Financial Officer and Treasurer of Home BancShares and Centennial Bank and as a director of Home BancShares and Centennial Bank since July 2015. He also serves as Chairman of the Asset/Liability Committee of Home BancShares. Mr. Davis joined Home BancShares in 2004 as Director of Financial Reporting and added Investor Relations Officer to his responsibilities in 2006. In 2010, he was promoted to Chief Accounting Officer while continuing to serve as Investor Relations Officer until his promotion to Chief Financial Officer and Treasurer in 2015. He is a Certified Public Accountant and has 27 years of banking experience, which includes serving as Vice President of Finance for Simmons First National Corporation, Controller of Simmons First Mortgage Company, and Assistant Vice President of Finance for Worthen Banking Corporation. Mr. Davis is a graduate of the University of Arkansas at Fayetteville.

SKILLS & EXPERTISE

Mr. Davis has extensive experience in financial and accounting matters relating to banks and bank holding companies. Through his current and previous roles with the Company, he provides an in-depth understanding of the Company’s financial condition on a current and historical basis, as well as knowledge and experience with internal controls, risk assessment, shareholder relations and management of the financial affairs of a public company.

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Proposal One – Election of Directors

MILBURN ADAMS AGE: 76 DIRECTOR SINCE: 2011 COMMITTEES: Audit and Risk Committee and Compensation Committee

EXPERIENCE

Milburn Adams has been a director of Home BancShares since October 2011 and a director of Centennial Bank (formerly First State Bank) since 2004. He was appointed to the Audit and Risk Committee and the Compensation Committee of Home BancShares in January 2012. Prior to Mr. Adams’ service with First State Bank, he spent 13 years with the Arkansas Department of Education, serving as an Area Supervisor of Special Education and Director of Evaluation and Admissions at the Arkansas School for the Deaf. This experience was followed by 19 years of service in the manufactured home business. From 1982 to 1986, he was responsible for the administration, sales, manufacturing, and distribution of manufactured homes throughout an eight state area as General Manager of Squire Homes. Mr. Adams was the President of Spirit Homes, Inc. of Conway, Arkansas, from 1986 to 1997. He served as a Division President of Cavalier Homes, Inc. from 1997 to 2000, when Spirit Homes was acquired by Cavalier Homes, Inc. of Alabama. From 2005 to the present, Mr. Adams has been an Operations Consultant for Reliance Health Care. Reliance, founded in 1998, provides administrative services to 41 skilled nursing facilities in Arkansas and Missouri.

SKILLS & EXPERTISE

Mr. Adams is an experienced business person, managing and operating several businesses in the central Arkansas area and has substantial knowledge of the banking business through his over 14 years of service on the board of our bank subsidiary.

ROBERT H. ADCOCK, JR. AGE: 71 DIRECTOR From 1998 to 2003 and Since 2007 COMMITTEES: Audit and Risk Committee, Asset/Liability Committee and Nominating and Corporate Governance Committee

EXPERIENCE

Robert H. Adcock, Jr. has been a director since July 2007. Mr. Adcock served as Vice Chairman of Home BancShares from 2007 to 2019.  He also serves on the Audit and Risk Committee, Asset/Liability Committee and Nominating and Corporate Governance Committee of Home BancShares. Mr. Adcock is a co-founder of Home BancShares with Mr. Allison. He previously served as a director and Vice Chairman of Home BancShares from 1998 to 2003. In June 2003, Mr. Adcock stepped down from the Board of Directors of Home BancShares to become the Arkansas State Bank Commissioner. He was reappointed as Vice Chairman of Home BancShares in July 2007 upon completion of his four-year term as Arkansas State Bank Commissioner. Mr. Adcock retired from the First National Bank of Conway, Arkansas, in 1996 after more than 20 years of service. He presently operates a farming operation in Gould (Lincoln County), Arkansas, and has many real estate holdings in the Conway, Arkansas, area.

SKILLS & EXPERTISE

Mr. Adcock has an extensive background in banking, and as a co-founder of Home BancShares, he has a vast knowledge of the Company and our markets. His experience as Arkansas State Bank Commissioner gives him particular insight into regulatory matters affecting the Company and the bank, as well as contacts in the banking industry throughout Arkansas.

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Proposal One – Election of Directors

RICHARD H. ASHLEY AGE: 64 DIRECTOR SINCE: 2004 COMMITTEES: Asset/Liability Committee and Compensation Committee

EXPERIENCE

Richard H. Ashley has been a director of Home BancShares since 2004 and served as Vice Chairman from 2006 to July 2007. He also serves on the Asset/Liability Committee and the Compensation Committee of Home BancShares. He has served as a director of Centennial Bank since February 2009. He served as a director of the former Twin City Bank from 2000 until its charter was merged into Centennial Bank in 2009, and as Chairman of Twin City Bank from 2002 to 2009. From 2007 to 2009, he was a director of Entergy Arkansas, Inc., an electric public utility company.

SKILLS & EXPERTISE

Mr. Ashley is President and owner of the Ashley Company, a privately held company involved in land development and investment in seven states throughout the United States since 1978. Mr. Ashley has extensive experience and knowledge with respect to real estate and real estate financing, which is a significant part of our lending. He has substantial banking experience through his over 19 years of service on the boards of Centennial Bank and our former subsidiary bank, Twin City Bank. In addition, his service on the Compensation Committee of Home BancShares has enhanced his knowledge of public company executive compensation matters.

MIKE D. BEEBE AGE: 73 DIRECTOR SINCE: 2016 COMMITTEES: Compensation Committee and Asset/Liability Committee

EXPERIENCE

Mike D. Beebe has served as a director of Home BancShares since 2016. He is currently the Chairman of the Compensation Committee and a member of the Asset/Liability Committee of Home BancShares. Mr. Beebe serves as a director of Tyson Foods, Inc. and a member of the Governors’ Council of the Bipartisan Policy Center in Washington, D.C. He is also Of Counsel for the Roberts Law Firm, P.A. in Little Rock, Arkansas. Mr. Beebe was the Governor of the State of Arkansas from 2007 to 2015 and the state’s Attorney General from 2003 to 2007, prior to which he served as a state senator for 20 years. Beebe began his law career in 1972, practicing law until 2002 at Lightle, Beebe, Raney, Bell and Simpson in Searcy, Arkansas. From 1974 to 1979, he was a member of the Board of Trustees at Arkansas State University. After receiving a Bachelor of Arts degree in political science from Arkansas State University in 1968, Mr. Beebe completed law school at the University of Arkansas while serving in the U.S. Army Reserve from 1968 to 1974.

SKILLS & EXPERTISE

Mr. Beebe’s extensive leadership experience, ability to collaborate and his long-time support and understanding of business bring an important perspective to the Board.

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Proposal One – Election of Directors

JACK E. ENGELKES AGE: 70 DIRECTOR SINCE: 2004 COMMITTEES: Audit and Risk Committee and Compensation Committee

EXPERIENCE

Jack E. Engelkes was appointed Vice Chairman of Home BancShares during 2019 and has been a director of Home BancShares since 2004 and a director of Centennial Bank (formerly First State Bank) since 1998. He serves as Chairman of the Audit and Risk Committee and a member of the Compensation Committee of Home BancShares. He also serves as Chairman of the Audit and Risk Committee of Centennial Bank. From 1995 to 1998, he served as a director of First National Bank of Conway. Mr. Engelkes served as managing partner in the accounting firm of Engelkes and Felts, Ltd. from 1990 through 2015. He was a director of the Conway Regional Medical Center from 2005 through 2016, and served as Chairman of the Conway Regional Medical Center Board during 2011 and 2012. He also served as Chairman of the Board of Conway Regional Health Foundation in 2006. Mr. Engelkes holds a bachelor’s degree in Business and Economics from Hendrix College in Conway.

SKILLS & EXPERTISE

Mr. Engelkes is a Certified Public Accountant and has extensive knowledge and experience in accounting, auditing and financial reporting. He has a strong understanding of the banking business, and particularly the Company, through his combined service over the past 23 years as a director of Home BancShares, our subsidiary bank and First National Bank of Conway. Based on that service and his other directorships, he offers valuable experience with respect to corporate governance and compensation matters.

TRACY M. FRENCH AGE: 58 DIRECTOR SINCE: 2015 COMMITTEES: Asset/Liability Committee

EXPERIENCE

Tracy M. French has served as a director of Home BancShares and as Chief Executive Officer and President of Centennial Bank since January 2015. In 2019, Mr. French was appointed as Chairman of Centennial Bank. He also serves on the Asset/Liability Committee of Home BancShares. From 2009 to January 2015, Mr. French served as a Regional President for Centennial Bank. He was the President and Chief Executive Officer and a director of our former bank subsidiary, Community Bank, from 2002 to 2009.

SKILLS & EXPERTISE

Mr. French has over 34 years of banking experience. He is a graduate of the University of Arkansas at Fayetteville and the Southwestern Graduate School of Banking at Southern Methodist University. Based on his extensive banking and management experience, Mr. French provides significant strategic and operational insights into the management of the Company and our bank subsidiary.

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Proposal One – Election of Directors

KAREN E. GARRETT AGE: 47 DIRECTOR SINCE: 2017 COMMITTEES: Audit and Risk Committee and Asset/Liability Committee

EXPERIENCE

Karen E. Garrett has served as a director of Home BancShares since 2017. She serves on the Audit and Risk Committee and the Asset/Liability Committee of Home BancShares. Mrs. Garrett currently serves as the Managing Partner of Hudson, Cisne & Co., LLP, a certified public accounting firm in Little Rock, Arkansas. Mrs. Garrett has been a Certified Public Accountant with Hudson, Cisne & Co. since 1996 and previously served as the firm’s personnel and recruiting coordinator for ten years. She has been a member of the Accounting Advisory Board for both the University of Central Arkansas and the University of Arkansas at Little Rock, and she served a five-year term on the Arkansas State Board of Accountancy from 2010 to 2015. She currently serves on the Advisory Board for the Arkansas Shakespeare Theatre.

SKILLS & EXPERTISE

Mrs. Garrett was the first female recipient of the Associated General Contractors of Arkansas annual Distinguished Service Award for 20 years of service to the construction industry in 2015. She is a graduate of the University of Central Arkansas in Conway, Arkansas. Mrs. Garrett provides valuable leadership experience and expertise in tax accounting, auditing, financial statement analysis, leadership succession planning, business consulting and personnel management and recruiting.

JAMES G. HINKLE AGE: 71 DIRECTOR SINCE: 2005 COMMITTEES: Audit and Risk Committee

EXPERIENCE

James G. Hinkle has been a director of Home BancShares since 2005. Mr. Hinkle currently serves as a member of the Audit and Risk Committee of Home BancShares and has previously served on our Asset/Liability Committee. He has over 36 years of banking experience. He served as Chairman of the former Bank of Mountain View from 2005 until its charter was merged into Centennial Bank in 2009. From 1995 to 2005, he served as President of Mountain View BancShares, Inc., until the company’s merger into Home BancShares. He served as President of the Bank of Mountain View from 1981 to 2005. From 1996 to 2003, Mr. Hinkle served on the Arkansas Game and Fish Commission. From 2003-2018, Mr. Hinkle was a director of the National Wild Turkey Federation, a national nonprofit conservation and hunting organization.

SKILLS & EXPERTISE

Mr. Hinkle has a lengthy background in banking and executive management through his long-time service as an officer and director of the former Bank of Mountain View and Mountain View Bancshares. In addition, he has particular knowledge of the Company’s customer base in North Central Arkansas.

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Proposal One – Election of Directors

ALEX R. LIEBLONG AGE: 69 DIRECTOR SINCE: 2003 COMMITTEES: Nominating and Corporate Governance Committee and Audit and Risk Committee

EXPERIENCE

Alex R. Lieblong has been a director of Home BancShares since 2003. He has served as an advisory director of Centennial Bank (formerly First State Bank) since 2002, and he served as a director of First State Bank from 1998 to 2002. He also serves as Chairman of the Nominating and Corporate Governance Committee and a member of the Audit and Risk Committee of Home BancShares. Mr. Lieblong currently serves on the board of directors of Ballard Petroleum, a privately held energy company. Since 1997, Mr. Lieblong has been an owner and general principal in the brokerage firm of Lieblong & Associates, Inc. Prior to Lieblong & Associates, Inc., he held management positions with Paine Webber, Merrill Lynch, and E.F. Hutton. Mr. Lieblong was a founder and has been managing partner of Key Colony Fund, L.P., a hedge fund, since 1998. He served as a director of Deltic Timber from 1997 to February 2007. He also served as a director of Lodgian, Inc., a publicly traded owner and operator of hotels, from 2006 to 2010.

SKILLS & EXPERTISE

Mr. Lieblong has extensive experience in the financial services industry and over a decade of experience as a director of other publicly traded and privately held companies. He has substantial knowledge of financial, regulatory, corporate governance and other matters affecting public companies which the Board of Directors believes is valuable to the Company.

THOMAS J. LONGE AGE: 57 DIRECTOR SINCE: 2014 COMMITTEES: Audit and Risk Committee and Nominating and Corporate Governance Committee

EXPERIENCE

Thomas J. Longe has served as a director of Home BancShares since 2014. He currently serves on the Audit and Risk Committee and the Nominating and Corporate Governance Committee. Mr. Longe is the President and Chief Executive Officer of The Trianon Companies and for over 35 years he has been involved in the acquisition, development, management and financing of commercial and residential real estate developments. He is the former Chairman, CEO and President of TIB Financial Corporation (“TIB Financial”), which was a publicly traded bank holding company in Florida with $1.8 billion in assets. Mr. Longe directed the successful acquisition of a $500 million asset failed bank from the Federal Deposit Insurance Corporation and negotiated the recapitalization/sale of TIB Financial to North American Financial Holdings.

SKILLS & EXPERTISE

Mr. Longe began his career as a loan officer and credit analyst at Bank One, Columbus, N.A. and Comerica Bank. He graduated from Albion College with a Bachelor of Arts in Economics and from the University of Detroit with a Masters of Business Administration. Mr. Longe brings a wealth of knowledge and experience in banking and real estate development, as well as experience managing a publicly held bank holding company and particular familiarity with our South Florida markets and the Florida Keys.

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Proposal One – Election of Directors

JIM RANKIN, JR. AGE: 52 DIRECTOR SINCE: 2017 COMMITTEES: Compensation Committee, Nominating and Corporate Governance Committee and Asset/Liability Committee

EXPERIENCE

Jim Rankin, Jr. has served as a director of Home BancShares since 2017. He serves on the Compensation Committee, the Nominating and Corporate Governance Committee and the Asset/Liability Committee of Home BancShares. Mr. Rankin has served as President of Trinity Development Company and Four Winds, Inc., two family-owned real estate development and management companies with primary business interests in Faulkner County, Arkansas, since 1999. Mr. Rankin is also an attorney serving in private practice since 1993. Mr. Rankin has been a director of our bank subsidiary, Centennial Bank, since 2001. He is a director and Vice Chairman of the Conway Regional Heath System and a director of the Conway Development Corporation and a former chair of the board of directors of the Conway Regional Health System Foundation. He is a graduate of the University of Arkansas at Fayetteville and received his Juris Doctor from the University of Arkansas at Little Rock School of Law.

SKILLS & EXPERTISE

Mr. Rankin brings substantial experience and expertise in residential and commercial real estate, law and banking, and health services in addition to his knowledge and understanding of our business as a current director of Centennial Bank.

DONNA J. TOWNSELL AGE: 49 DIRECTOR SINCE: 2019 COMMITTEES: Asset/Liability Committee

EXPERIENCE

Donna J. Townsell was appointed as a director of Home BancShares, Inc. and Centennial Bank in February 2019. She serves on the Asset/Liability Committee of Home BancShares.  Ms. Townsell has served as the Senior Executive Vice President of Home BancShares and Centennial Bank since October 2015. Since May 2018, she has served as Director of Investor Relations for Home BancShares, and from August 2016 to May 2018, she served as Director of Marketing for Centennial Bank. Prior to becoming Senior Executive Vice President, Ms. Townsell served as Project Manager for Centennial Bank and led the bank’s Build-A-Better-Bank (“B3”) campaign, which included the successful effort to improve the Company’s efficiency ratio, a long-term corporate goal of the Company.

SKILLS & EXPERTISE

Ms. Townsell joined the Company in 2007. She is a graduate of the University of Central Arkansas in Conway, Arkansas, and is the sister-in-law of the Company’s Chairman, John W. Allison. Ms. Townsell provides significant knowledge of the Company and its operations, along with experience and understanding of shareholder and investor relations, which the Board believes are valuable to the Company.

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Proposal One – Election of Directors

Executive Officers

The biography below of each of our executive officers who is not a member of our Board of Directors contains information regarding the person’s business experience, including but not limited to positions held currently or at any time during the last five years.

Russell D. Carter, III

Russell D. Carter, III was named Executive Officer of Home BancShares in January 2018 and has served as a Regional President for Centennial Bank since 2013. He currently serves on the bank’s Executive Loan Committee and Executive Risk Committee and is Chairman of the bank’s regional board of directors for North Arkansas. Mr. Carter was appointed to the board of directors of the Federal Reserve Bank Memphis Branch in 2019.  Mr. Carter has over 19 years of banking experience and is a licensed attorney. He holds a Juris Doctor degree with honors from the University of Arkansas at Little Rock’s William H. Bowen School of Law and a bachelor’s degree in finance from Arkansas State University in Jonesboro, Arkansas. He is an alumnus of the Graduate School of Banking at Louisiana State University in Baton Rouge. Mr. Carter served as a state representative in the Arkansas House of Representatives from January 2009 to January 2015 and served as the Speaker of the House from January 2013 to January 2015.

Jennifer C. Floyd

Jennifer C. Floyd has served as the Chief Accounting Officer of Home BancShares and Centennial Bank since July 2015. From July 2015 to May 2018, she also served as Investor Relations Officer for Home BancShares. Ms. Floyd joined the Company in June 2015 as Director of Financial Reporting. She began her career with Deloitte & Touche, LLP, in 1997 primarily auditing public and private financial institutions and served as Senior Manager until joining the Company. Ms. Floyd is a Certified Public Accountant and a graduate of Harding University in Searcy, Arkansas, where she received a bachelor’s degree in accounting and marketing.

Kevin D. Hester

Kevin D. Hester joined Centennial Bank (formerly First State Bank) in 1998 as Executive Vice President of Lending and became Chief Lending Officer of Home BancShares in 2010. He has more than 33 years of banking experience. From 1985 to 1998, Mr. Hester held various positions at First Commercial Corporation, including Executive Vice President of Lending at First Commercial’s Kilgore, Texas, affiliate. Mr. Hester is a graduate of the University of Central Arkansas with a bachelor’s degree in accounting and is an honor graduate of the National Commercial Lending School in Norman, Oklahoma. He is a former board member of the National Association of Government Guaranteed Lenders (NAGGL) and is still active within the organization.

J. Stephen Tipton

J. Stephen Tipton was appointed to serve as the Chief Operating Officer of Home BancShares and Centennial Bank in August 2015. Mr. Tipton previously served as a Regional Vice President of Centennial Bank. He began his banking career in 2005 and joined Centennial Bank in 2006. Prior to becoming Regional Vice President, Mr. Tipton served as Director of Credit Risk Management during 2013 and as a Commercial Lender from 2009 to 2012. Mr. Tipton has a vast array of experience in retail, business development, lending and acquisitions. He is a graduate of the University of Arkansas at Fayetteville.

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Corporate Governance

Corporate Governance

Duties of the Board

The Board of Directors has the responsibility to serve as the trustee for the shareholders. It also has the responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board, however, is not involved in day-to-day operating details. Members of the Board are kept informed of the Company’s business through discussion with the Chief Executive Officer, Chief Financial Officer and other officers, by reviewing analyses and reports sent to them quarterly, and by participating in Board and Committee meetings.

Corporate Governance Guidelines and Policies

We believe that good corporate governance helps ensure that the Company is managed for the long-term benefit of its shareholders. We continue to review our corporate governance policies and practices, corporate governance rules and regulations of the Securities and Exchange Commission (the “SEC”), and the listing standards of the NASDAQ Global Select Market on which our common stock is traded. The Board has adopted various corporate governance guidelines and policies to assist the Board in the exercise of its responsibilities to the Company and its shareholders. The guidelines and policies address, among other items, director independence and director qualifications. You can access and print our corporate governance guidelines and policies, including the charters of our Audit and Risk Committee, Compensation Committee, Nominating and Corporate Governance Committee, our Corporate Code of Ethics for Directors, Executive Officers and Employees and other Company policies and procedures required by applicable law or regulation, on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents.”

Director Independence

NASDAQ rules require that a majority of the directors of NASDAQ-listed companies be “independent.” An “independent director” generally means a person other than an officer or employee of the listed company or its subsidiaries, or any other individual having a relationship, which, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Certain categories of persons are deemed not to be independent under the NASDAQ rules, such as persons employed by the listed company within the last three years, and persons who have received (or whose immediate family members have received) payments exceeding a specified amount from the listed company within the last three years, excluding payments that are not of a disqualifying nature (such as compensation for board service, payments arising solely from investments in the listed company’s securities, and benefits under a tax-qualified retirement plan). NASDAQ rules impose somewhat more stringent independence requirements on persons who serve as members of the audit committee or the compensation committee of a listed company.

Of the fourteen persons who currently serve on our Board of Directors, we believe that Messrs. Adams, Adcock, Ashley, Beebe, Engelkes, Hinkle, Lieblong, Longe, Rankin and Mrs. Garrett are “independent” for purposes of NASDAQ rules. Messrs. Allison, Davis, French and Ms. Townsell are not considered independent because they are officers of Home BancShares. The Board has also determined that no member of the Audit and Risk Committee, Compensation Committee or Nominating and Corporate Governance Committee has any material relationship with the Company (either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company) and that all members of these committees meet the criteria for independence under the NASDAQ listing standards.

Board Structure and Role in Risk Oversight

The Board of Directors believes that it should maintain the flexibility to select its leadership structure from time to time based on the criteria that it deems to be in the best interests of the Company and its shareholders. At this time, the offices of the Chairman of the Board and the Chief Executive Officer are combined, with Mr. Allison serving as Chairman and CEO. The Board believes that combining the Chairman and CEO positions is the right corporate governance structure for the Company at this time because it most effectively utilizes Mr. Allison’s extensive experience and knowledge of the Company and the industry and provides for the most efficient leadership of our Board and Company. However, while the Board has recently combined the positions of Chairman and CEO of our holding company, the Company maintains a separate CEO and President of our bank subsidiary. The Board believes that having a separate CEO of our bank subsidiary serves to facilitate and strengthen the succession of management of the Company and allows for greater oversight by the Board of the Company’s operations.

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the description of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

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Corporate Governance

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, officers, and employees. We believe our Code of Ethics is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of conflicts of interest, full, fair and accurate disclosure in filings and other public communications made by us, compliance with applicable laws, prompt internal reporting of ethics violations, and accountability for adherence to the Code of Ethics. This Code of Ethics is published in its entirety on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents.” We will post on our website any amendment to this code and any waivers of any provision of this code made for the benefit of any of our senior executive officers or directors.

Derivative Trading and Hedging

We have a policy that all Company directors, officers and other employees who possess material nonpublic information regarding the Company should refrain from trading in put and call options on the Company’s securities. We believe these types of hedging instruments create an enticement for abusive trading and can give the unwelcome appearance of betting against the Company.

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Board Meetings and Committees of the Board

Board Meetings and Committees of the Board

The business of the Company is managed under the direction of the Board of Directors, who meet on a regularly scheduled basis during the calendar year to review significant developments affecting the Company and to act on matters that require Board approval. Special meetings are also held when Board action is required on matters arising between regularly scheduled meetings. Written consents to action without a meeting may be obtained if the Company deems it more appropriate.

All members of the Board are strongly encouraged to attend each meeting of the Board and meetings of the Board committees on which they serve, as well as the Annual Meeting. The Board of Directors held four regularly scheduled meetings and two special meeting during calendar year 2019. During this period each of our current Board members participated in at least 75% of the aggregate of the meetings of the Board and the Board committees on which the director served during the period in which the member served as a director. In addition, all of the current Board members attended the Company’s Annual Meeting in 2019. Our “Director Attendance Policy” is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents.”

Our Board of Directors has four standing committees: the Audit and Risk Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Asset/Liability Committee. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier resignation or removal.

The following table discloses the Board members who serve on each of the Board’s committees and the number of meetings held by each committee during calendar year 2019.

Committees of the Board

	Audit	Compensation	Nominating and Corporate Governance	Asset/Liability
Milburn Adams	X	X
Robert H. Adcock, Jr.	X		X	X
John W. Allison				X
Richard H. Ashley		X		X
Mike D. Beebe		Chair		X
Brian S. Davis				Chair
Jack E. Engelkes	Chair	X
Tracy M. French				X
Karen E. Garrett	X			X
James G. Hinkle	X
Alex R. Lieblong	X		Chair
Thomas J. Longe	X		X
Jim Rankin, Jr.		X	X	X
Donna J. Townsell				X
Number of Meetings	9	5	2	4

Audit and Risk Committee

The Audit and Risk Committee assists the Board in fulfilling its oversight responsibility relating to the integrity of our accounting and financial reporting processes and our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal audit function and our independent auditors. In fulfilling its duties, the Audit and Risk Committee, among other things:

•	prepares the Audit Committee report for inclusion in the annual proxy statement;
•	appoints, compensates, retains and oversees the independent auditors;
•	pre-approves all auditing and appropriate non-auditing services performed by the independent auditor;
•	discusses with the internal and independent auditors the scope and plans for their respective audits;
•	reviews the results of each quarterly review and annual audit by the independent auditors;
•	reviews the Company’s financial statements and related disclosures in the Company’s quarterly and annual reports prior to filing with the SEC;
•	reviews the Company’s policies with respect to risk assessment and risk management;

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Board Meetings and Committees of the Board

•	reviews the effectiveness of the Company’s internal control over financial reporting and its internal audit function;
•

establishes procedures for handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding such matters; and

•	reviews the Company’s legal and regulatory compliance programs.

The Board of Directors has adopted a written charter for the Audit and Risk Committee that meets the applicable standards of the SEC and NASDAQ. A copy of the Audit and Risk Committee Charter is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents.”

The Audit and Risk Committee is comprised of Jack E. Engelkes, Chairman, Milburn Adams, Robert H. Adcock, Jr., James G. Hinkle, Karen E. Garrett, Thomas J. Longe and Alex R. Lieblong. The Board has determined that each member of the Committee satisfies the independence requirements of the NASDAQ listing standards, that each member of the Committee is financially literate, knowledgeable and qualified to review financial statements, and that Mr. Engelkes and Mrs. Garrett each has the attributes of an “audit committee financial expert” as defined by the regulations of the SEC.

Compensation Committee

The Compensation Committee aids the Board in discharging its responsibility with respect to the compensation of our executive officers and directors. The Compensation Committee is responsible for evaluating and approving the Company’s compensation plans and policies and for communicating the Company’s compensation policies to shareholders in our annual proxy statement. In fulfilling its duties, the Compensation Committee, among other things:

•	reviews and approves corporate goals and objectives relevant to the compensation of our Chairman and our CEO;
•	evaluates the performance and determines the annual compensation of the Chairman and the CEO in accordance with these goals and objectives;
•	reviews and approves the amounts and terms of the annual compensation for our other executive officers;
•

reviews and approves employment agreements, severance agreements or arrangements, retirement arrangements, change in control agreements/provisions and special supplemental benefits for the executive officers;

•

reviews and makes recommendations to the Board with respect to incentive based compensation plans and equity based plans, and establishes criteria for and grants awards to participants under such plans;

•	reviews and recommends to the Board the compensation for our directors; and
•	reviews and recommends to the Board that the Compensation Discussion and Analysis be included in the annual proxy statement and Form 10-K annual report.

The Board of Directors has adopted a written charter for the Compensation Committee that meets the applicable standards of the SEC and NASDAQ. The Compensation Committee Charter is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents.”

The Compensation Committee is comprised of Mike D. Beebe, Chairman, Milburn Adams, Richard H. Ashley, Jack E. Engelkes and Jim Rankin, Jr. The Board has determined that each member of the Committee satisfies the independence requirements of the NASDAQ listing standards and qualifies and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and as a “nonemployee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

The Compensation Committee charter authorizes the Committee to delegate to subcommittees of the Committee any responsibility the Committee deems necessary or appropriate. The Committee shall not, however, delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

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Board Meetings and Committees of the Board

The Chairman and CEO, after consulting with executive officers and others, makes recommendations to the Committee regarding the form and amount of compensation paid to each executive officer. Additionally, the Chairman and CEO, our Chief Operating Officer (“COO”) and the CEO of our bank subsidiary attend the Committee meetings and answer questions and provide information to the Committee as requested. This normally includes a history of the primary compensation components for each executive officer, including an internal pay equity analysis. The Committee then considers the recommendations of the Chairman and CEO, the information provided by the COO and the CEO of our bank subsidiary, historical compensation of each executive, and other factors. Based on this information, the Committee sets the compensation for the executive officers and reports its decisions to the Board of Directors. The executive officers do not make any recommendations with regard to director compensation. Although the executive officers are involved in the process of evaluating compensation, including their own, the final decision is made by the Committee or the Board. The Committee understands the inherent conflict in obtaining information from the Chairman and CEO and other executive officers, but believes that this information is valuable in determining the appropriate compensation. The Chairman and CEO is not present during the Committee’s deliberations or voting regarding his compensation.

Historically, the Committee meets each year in December and/or January to discuss any new compensation issues, the compensation, bonus and incentive plan award analyses and, if applicable, the engagement of a compensation consultant for annual executive and director compensation. The Committee also meets in December and/or January to, among other things:

•	review and discuss the recommendations made by the Chairman and CEO;
•	review the performance of the Company and the individual officers;
•	review the level to which the Company’s performance goals, as applicable, were attained and approve short-term cash bonus and long-term incentive awards; and
•	determine the executive officers’ base salaries for the following year.

Management also advises the full Board, including the Committee members, throughout the year of new issues and developments regarding executive compensation.

Compensation Committee Interlocks And Insider Participation

During 2019, Messrs. Adams, Ashley, Beebe, Engelkes and Rankin served as members of the Compensation Committee. None of these five directors during 2019 or at any previous time served as an officer or employee of Home BancShares or our bank subsidiary. During 2019, none of our executive officers served as a director or member of the compensation committee (or group performing equivalent functions) of any other entity for which any of our independent directors served as an executive officer.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee develops and maintains the corporate governance policies of the Company. The Committee’s responsibilities include, among other things:

•	developing and maintaining the Company’s corporate governance policies;
•	identifying, screening and recruiting qualified individuals to become Board members;
•	making recommendations regarding the composition of the Board and its committees;
•	assisting the Board in assessing the Board’s effectiveness;
•	assisting management in preparing the disclosures regarding the Committee’s operations to be included in the Company’s annual proxy statement; and
•	reviewing and approving all related party transactions required to be disclosed in our annual proxy statement.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee that meets the applicable standards of the SEC and NASDAQ. The Nominating and Corporate Governance Committee Charter is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents.”

The Nominating and Corporate Governance Committee is comprised of Alex R. Lieblong, Chairman, Robert H. Adcock, Jr., Thomas J. Longe and Jim Rankin, Jr. The Board has determined that all members of the Committee satisfy independence requirements of the NASDAQ listing standards. The Nominating and Corporate Governance Committee met on January 17, 2020, to select director nominees to be voted on at the Annual Meeting.

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Board Meetings and Committees of the Board

Director Candidate Qualifications

The Nominating and Corporate Governance Committee Directorship Guidelines and Selection Policy outlines the qualifications the Committee looks for in a director nominee. Generally, the candidate should possess:

•	relevant business and financial expertise and experience, including an understanding of fundamental financial statements;
•	the highest character and integrity and a reputation for working constructively with others;
•	sufficient time to devote to meetings and consultation on Board matters; and
•	freedom from conflicts of interest that would interfere with performance as a director.

More specifically, the Nominating Committee seeks candidates who possess various qualifications, skills, or other factors it deems appropriate. These factors may include leadership experience in business or other relevant fields, knowledge of the Company and the financial services industry, experience in serving as a director of another financial institution or public company generally, education, wisdom, integrity, analytical ability, familiarity with and participation in the communities served by the Company and its subsidiaries, commitment to and availability for services as a director, and any other factors the Committee deems relevant.

In addition, the Board of Directors has adopted a policy under which a director will not be eligible to stand for re-election once he or she has reached 75 years of age or if he or she will reach the age of 75 during the first six months of the calendar year in which he or she is to stand for re-election. However, our Board of Directors has granted a waiver of this mandatory retirement age to Milburn Adams until the Company’s 2021 Annual Meeting of Shareholders.

Director Nominations Process

After assessing and considering prevailing business conditions of the Company, legal and listing standard requirements for Board composition, the size and composition of the current Board, and the skills and experience of current Board members, any of the Chairman, the Nominating Committee or any Board member may identify the need to add a Board member or to fill a vacancy on the Board. The Committee identifies qualified director nominees from among persons known to the members of the Committee, by reputation or otherwise, and through referrals from trusted sources, including senior management, existing Board members, shareholders and independent consultants hired for such purpose. The Committee may request that senior officers of the Company assist the Committee in identifying and assessing prospective candidates who meet the criteria established by the Board. The Committee will consider director candidates recommended by shareholders in accordance with the procedures set forth in the Company’s policy regarding director recommendations by shareholders. This policy is described above under the caption “Can a Shareholder Nominate a Director?” and is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents.” The Committee intends to evaluate any candidate recommended by a shareholder in the same manner in which it evaluates candidates recommended by other sources, according to the criteria described below.

The Nominating Committee evaluates candidates based upon the candidate’s qualifications, recommendations, or other relevant information, which may include a personal interview. The Nominating Committee has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Board believes it should be comprised of persons with skills in areas such as banking, finance, accounting, sales and marketing, law, strategic planning and leadership of large, complex organizations. The Nominating Committee prefers a mix of background and experience among the Board’s members but does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of Board service to the Company.

In addition to the targeted skill areas, the Nominating Committee looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to a Board including:

•	Strategy – knowledge of the Company’s business model, the formulation of corporate strategies, knowledge of key competitors and banking markets;
•	Leadership – skills in coaching senior executives and the ability to assist in their development;
•	Organizational issues – understanding of strategy implementation, management processes, group effectiveness and organizational design;
•	Relationships – understanding how to interact with investors, regulatory bodies, and communities in which the Company operates;

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Board Meetings and Committees of the Board

•	Functional – understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and
•	Ethics – the ability to identify and raise key ethical issues concerning the activities of the Company and senior management as they affect the business community and society.

The Committee meets to consider and approve the candidates to be presented to the Board. The Committee then presents its proposed nominees to the full Board. The Board considers the recommendations of the Committee and approves candidates for nomination.

The Nominating and Corporate Governance Committee Directorship Guidelines and Selection Policy is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents.”

Asset/Liability Committee

Our Asset/Liability Committee consists of Brian S. Davis, Chairman, Robert H. Adcock, Jr., John W. Allison, Richard H. Ashley, Mike D. Beebe, Tracy M. French, Karen E. Garrett, Jim Rankin, Jr and Donna Townsell. The Asset/Liability Committee meets quarterly and is primarily responsible for:

•	development and control over the implementation of liquidity, interest rate and market risk management policies;
•	review of interest rate movements, forecasts, and the development of the Company’s strategy under specific market conditions; and
•	continued monitoring of the overall asset/liability structure of our bank subsidiary to minimize interest rate sensitivity and liquidity risk.

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Director Compensation

Director Compensation

The following table sets forth elements of compensation awarded to or paid by us to our directors, other than our directors who are named executive officers, during the fiscal year ended December 31, 2019:

Director Compensation Table

Name	Fees earned or paid in cash(1)	Stock awards(2)(3)	Option awards(2)(3)	Non-equity incentive plan compensation	Change in pension value and nonqualified compensation earnings	All other compensation(4)		Total
Milburn Adams	$68,225	$36,100	$—	$—	$—	$7,378		$111,703
Robert H. Adcock, Jr.	57,675	36,100	—	—	—	9,928		103,703
Richard H. Ashley	168,500	36,100	—	—	—	9,928		214,528
Mike D. Beebe	45,600	36,100	—	—	—	10,008		91,708
Jack E. Engelkes	193,475	36,100	—	—	—	9,928		239,503
Karen E. Garrett	51,850	36,100	—	—	—	9,163		97,113
James G. Hinkle	37,750	36,100	—	—	—	9,928		83,778
Alex R. Lieblong	33,850	36,100	—	—	—	9,928		79,878
Thomas J. Longe	164,600	36,100	40,800	—	—	9,928		251,428
Jim Rankin, Jr.	160,175	36,100	—	—	—	9,163		205,438
Donna J. Townsell (5)	—	—	—	—	—	251,961	(6)	251,961

(1)	Includes Company Board of Directors and committee retainers and fees, subsidiary bank director fees, subsidiary bank advisory board fees and subsidiary bank committee fees.
(2)

Restricted stock awards and stock options are based on the grant date fair value and are calculated pursuant to the provisions of FASB ASC Topic 718 “Compensation – Stock Compensation.” On January 18, 2019, each of our then serving non-employee directors was granted 2,000 restricted shares of our common stock with a grant date fair value of $18.05 per share. On April 18, 2019, Mr. Longe received 10,000 stock options as part of a Chairman’s Award presented to Mr. Longe at the Company’s Annual Meeting of shareholders.

(3)

As of December 31, 2019, each of our non-employee directors, except Mrs. Garrett and Mr. Rankin, held 4,500 restricted shares of our common stock and the following aggregate number of outstanding options to acquire our common stock: Mr. Ashley, 12,000; Mr. Engelkes, 16,000 and Mr. Longe, 10,000. Mrs. Garrett and Mr. Rankin each held 3,000 restricted shares as of December 31, 2019. Mr. Adams, Mr. Adcock, Mr. Beebe, Mrs. Garrett, Mr. Hinkle, Mr. Lieblong and Mr. Rankin each held no options to acquire our common stock as of December 31, 2019. Ms. Townsell held 44,999 restricted shares of our common stock and 220,000 options to acquire our common stock as of December 31, 2019.

(4)

Includes director gifts for each non-employee director and income realized from restricted stock dividends, $2,295 for each of our non-employee directors, except Mr. Beebe who received $2,375, Mrs. Garrett and Mr. Rankin who each received $1,530. See footnote 6 below for information regarding Ms. Townsell.

(5)

The 2019 compensation reported for Ms. Townsell was for her services as an executive officer. She does not receive any additional compensation for service as a director of the Company or its bank subsidiary.

(6)	Includes salary, $135,225; annual bonus, $80,000; 401(k) contribution, $4,057; executive gifts, $3,796; and income realized from restricted stock dividends, $28,883.

During 2019, we paid the following compensation to each of our non-employee directors and our Chairman for their service on the holding company Board and Board committees:

•	an annual cash retainer of $10,000.
•	an additional annual cash retainer of $2,500 to the chairmen of the Audit and Compensation Committees.
•	$3,000 ($6,000 for our Chairman of the Board) for each Board meeting attended.
•	$1,500 ($3,000 for the chairman) for the January Compensation Committee meeting.
•	$1,000 ($2,000 for the chairman) for each other Compensation Committee meeting attended.
•	$750 ($1,500 for the chairman) for each Audit and Risk Committee meeting attended.
•	$750 for each Asset/Liability Committee meeting attended.
•	$500 ($1,000 for the chairman) for each Nominating and Corporate Governance Committee meeting attended.

Only our non-employee directors and our Chairman of the Board received committee attendance fees during 2019. In addition, on January 18, 2019, we granted each of our then-serving non-employee directors 2,000 restricted shares of our common stock which will vest annually in three equal installments beginning on January 18, 2020. The compensation paid to our Chairman of the Board and our other employee directors who are named executive officers of the Company is included in the Compensation Discussion and Analysis and the related executive compensation tables in this Proxy Statement.

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Certain Relationships and Related Transactions

Certain Relationships and Related Transactions

Banking Transactions. Most of our directors and officers, as well as the firms and businesses with which they or members of their immediate families are associated, are customers of our bank subsidiary. Our bank subsidiary has engaged in a variety of loan transactions in the ordinary course of business with individuals and their families and businesses, and it is anticipated that such transactions will occur in the future. In the case of all such related party transactions in 2019, each transaction was approved by either the Audit and Risk Committee, the Nominating and Corporate Governance Committee, the Board of Directors or the bank subsidiary’s board of directors. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable loans with persons not related to us. In the opinion of our management, those loan transactions do not involve more than a normal risk of collectability or present other unfavorable features.

We believe that all extensions of credit by our bank subsidiary to its directors and officers and to directors and officers of the Company, either directly or as guarantors, were made in conformity with the requirements of Federal Reserve Board Regulation O. As of December 31, 2019, the aggregate amount outstanding on these loans, including available borrowings, was approximately $63.0 million, of which approximately $39.4 million was attributable to the largest borrowing relationship. None of these loans are non-accrual, past due 90 days or more, restructured or potential problems.

Other Transactions. We lease certain properties from persons who are members of our Board. During 2019, the aggregate payments we made, directly or indirectly, to each of these directors for the various leases were less than $120,000. We believe the terms of each of these transactions are no less favorable to us than we could have obtained from an unaffiliated third party.

We expect we will continue to engage in similar banking and business transactions in the ordinary course of business with our directors, executive officers, principal shareholders and their associates. All proposed related party transactions are presented to the Nominating and Corporate Governance Committee of our Board of Directors for consideration and approval. The Committee does not currently have any formal policies or procedures with respect to its review, approval, or ratification of related party transactions, but considers each related party transaction or proposed related party transaction on a case-by-case basis. According to its charter, the Committee follows the definition of “related party transaction” provided in the SEC’s regulations under the Securities Act of 1933.

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Section 16(a) Beneficial Ownership Reporting Compliance

Delinquent Section 16(a) Reports

Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each director, officer, and any individual beneficially owning more than 10 percent of the Company’s common stock to file reports on Forms 3, 4, and 5 disclosing beneficial ownership and changes in beneficial ownership of the common stock of the Company with the SEC within specified time frames. These specified time frames require Form 3 filings to be made within 10 days after the person becomes a reporting person. Changes in ownership generally must be filed on Form 4 within two business days of the transaction. Based solely on information provided to the Company by individual directors and officers, we believe that all our Section 16 filers complied with the filing requirements during the fiscal year.

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Principal Shareholders of the Company

Principal Shareholders of the Company

The following table sets forth certain information as of January 31, 2020, concerning the number and percentage of shares of our common stock beneficially owned by our directors, our named executive officers, and all of our directors and executive officers as a group, and by each person known to us who beneficially owned more than 5% of the outstanding shares of our common stock.

Information in this table is based upon “beneficial ownership” concepts described in the rules issued under the Exchange Act. Under these rules, a person is deemed to be a beneficial owner of any shares of our common stock if that person has or shares “voting power,” which includes the power to vote or direct the voting of the shares, or “investment power,” which includes the right to dispose or direct the disposition of the shares. Thus, under the rules, more than one person may be deemed to be a beneficial owner of the same shares. A person is also deemed to be a beneficial owner of any shares as to which that person has the right to acquire beneficial ownership within 60 days from January 31, 2020.

Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and investment power with respect to his or her shares. The address for each of our directors and named executive officers is c/o Home BancShares, Inc., 719 Harkrider Street, Suite 100, Conway, Arkansas 72032.

	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding (1)
5% or greater holders:
BlackRock, Inc.(2)		20,006,243	12.02%
T. Rowe Price Associates, Inc.(3)		17,070,041	10.26%
The Vanguard Group(4)		14,025,586	8.43%
Directors and named executive officers:
Milburn Adams(5)		136,500	*
Robert H. Adcock, Jr.(6)		1,466,126	*
John W. Allison(7)(8)		6,865,403	4.12%
Richard H. Ashley(8)(9)		2,725,028	1.64%
Mike D. Beebe(10)		10,000	*
Brian S. Davis(8)(11)		218,332	*
Jack E. Engelkes(8)(12)		389,102	*
Tracy M. French(8)(13)		576,544	*
Karen E. Garrett(14)		13,000	*
Kevin D. Hester(8)(15)		216,662	*
James G. Hinkle(16)		594,752	*
Alex R. Lieblong(8)(17)		595,263	*
Thomas J. Longe(18)		21,500	*
Jim Rankin, Jr.(19)		207,947	*
J. Stephen Tipton(20)		96,467	*
Donna J. Townsell(8)(21)		200,800	*
All directors and executive officers as a group (18 persons)(8)		14,419,669	8.66%

*	Less than 1%.
(1)

The percentage of our common stock beneficially owned was calculated based on 166,453,096 shares of our common stock outstanding as of January 31, 2020. The percentage assumes that the person in each row has exercised all options that are exercisable by that person or group within 60 days of January 31, 2020.

(2)

Based on information as of December 31, 2019, obtained from a Schedule 13G/A filed with the SEC on or about February 4, 2020, by BlackRock, Inc., located at 55 East 52nd Street, New York, New York 10055 (“BlackRock”). BlackRock reported in its Schedule 13G/A that it has sole voting power over 19,445,067 shares, sole dispositive power over 20,006,243 shares and no shared voting power or shared dispositive power over any shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in BlackRock’s Schedule 13G/A.

(3)

Based on information as of December 31, 2019, obtained from a Schedule 13G/A filed with the SEC on or about February 14, 2020, by T. Rowe Price Associates, Inc., located at 100 E. Pratt Street, Baltimore, Maryland 21202 (“Price Associates”). Price Associates reported in its Schedule 13G/A that it has sole voting power over 4,364,043 shares, sole dispositive power over 17,070,041 shares and no shared voting power or shared dispositive power over any shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Price Associates’ Schedule 13G/A. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)

Based on information as of December 31, 2019, obtained from a Schedule 13G/A filed with the SEC on or about February 12, 2020, by Vanguard Group, Inc., located at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355 (“Vanguard”). Vanguard reported in its Schedule 13G/A that it has sole voting power over 151,824 shares, shared voting power over 42,238 shares, sole dispositive power over 13,853,919 shares and shared dispositive power over 171,667 shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Vanguard’s Schedule 13G/A.

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Principal Shareholders of the Company

(5)	Includes 4,833 shares of restricted stock.
(6)	Includes 79,426 shares held in Mr. Adcock’s IRA account, 1,147,240 shares owned by the Robert H. Adcock Trust, 227,460 shares owned by the Carol Adcock Trust, and 4,833 shares of restricted stock.
(7)

Includes 855,360 shares owned by Mr. Allison’s spouse, 5,772 shares held in Mr. Allison’s IRA, 425,000 shares of restricted stock, 14,489 shares owned by Mr. Allison’s 401(k) plan, and 67,328 shares owned by Capital Buyers, a company that is owned by Mr. Allison.

(8)

Includes shares that may be issued upon the exercise of vested common stock options, as follows: Mr. Allison, 100,000 shares; Mr. Ashley, 8,000; Mr. Davis, 117,160 shares; Mr. Engelkes, 12,000 shares; Mr. French, 265,740 shares; Mr. Hester, 69,160 shares; Mr. Tipton, 22,864 shares; Ms. Townsell, 111,160 shares; and all directors and executive officers as a group, 732,948 shares.

(9)

Includes 16,275 shares held in Mr. Ashley’s IRA, 25,668 shares owned by Mr. Ashley’s spouse, 8,138 shares owned by the IRA of Mr. Ashley’s spouse, 1,689,236 shares owned by RH Ashley Investments, LLC, 819,584 shares owned by Conservative Development Company, a corporation of which Mr. Ashley is president, 1,685 shares owned by Square Associates, LLC, a company of which Mr. Ashley is a partner, 4,833 shares of restricted stock, 1,088 shares for which Mr. Ashley is custodian for his children and 837,312 shares pledged as security.

(10)	Includes 4,833 shares of restricted stock.
(11)	Includes 2,385 shares owned by Mr. Davis’s 401(k) plan, 32,999 shares of restricted stock and 7,128 shares held in Mr. Davis’s IRA.
(12)

Includes 400 shares owned by the IRA of Mr. Engelkes’ spouse, 191,228 shares owned by Mr. Engelkes’ spouse, 38,719 shares for which Mr. Engelkes is custodian for his children, and 4,833 shares of restricted stock.

(13)	Includes 43,633 shares owned by Mr. French’s 401(k) plan, 29,222 shares held in Mr. French’s IRA and 103,001 shares of restricted stock.
(14)	Includes 4,833 shares of restricted stock.
(15)	Includes 5,462 shares owned by Mr. Hester’s 401(k) plan, 49,999 shares of restricted stock, 7,128 shares held in Mr. Hester’s IRA and 64,912 shares pledged as security.
(16)	Includes 564,460 shares owned by the James G. Hinkle Revocable Trust and 4,833 shares of restricted stock.
(17)	Includes 4,833 shares of restricted stock and 587,763 shares pledged as security.
(18)	Includes 9,500 shares owned by Mr. Longe’s IRA and 4,833 shares of restricted stock.
(19)	Includes 404 shares owned by the IRA of Mr. Rankin’s spouse, 4,833 shares of restricted stock and 122,645.88 shares pledged as security.
(20)	Includes 17,295 shares owned by Mr. Tipton’s 401(k) plan and 40,001 shares of restricted stock.
(21)	Includes 47,999 shares of restricted stock and 9,432 shares for which Ms. Townsell is custodian for her child.

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Compensation Discussion and Analysis

Compensation Discussion and Analysis

Executive Summary

The following Compensation Discussion and Analysis provides information regarding the Company’s compensation program for our “named executive officers.” Our “named executive officers” for 2019 are:

•	John W. Allison, Chairman of the Board, CEO and President
•	C. Randall Sims, Former CEO and President
•	Brian S. Davis, CFO and Treasurer,
•	Tracy M. French, CEO and President of our bank subsidiary
•	Kevin D. Hester, Chief Lending Officer
•	J. Stephen Tipton, Chief Operating Officer

Specific information regarding the compensation paid to each named executive officer is disclosed in the Summary Compensation Table and the other compensation tables that follow beginning on page 35 of this proxy statement. All references to shares of our common stock and to our diluted earnings per share in this Compensation Discussion and Analysis and in the tables and narrative that follow under “Executive Compensation” have been adjusted to reflect the 2-for-1 split of our common stock paid to our shareholders on June 8, 2016. The discussion below includes an overview of our compensation philosophy and guiding principles, the components of our executive compensation, and a summary of our executive compensation awards for 2019.

Our compensation program is designed to attract and retain key management for the Company and our bank subsidiary, motivate high performance with a view toward long-term growth and success of the Company, and align management with the interests of our shareholders. Our executive compensation consists of base salary, short-term cash bonus incentive awards, long-term equity incentive awards, retirement and insurance benefit plans and certain perquisites. The short-term incentive awards are based on the Company’s or our bank subsidiary’s financial performance compared with the Company’s or the bank’s strategic goals for each year or on the executive’s contributions to other operational achievements during the year. Our long-term incentive awards, which may be granted on a fixed basis or a performance basis tied to annual and/or multi-year cumulative performance goals of the Company or our bank subsidiary, encourage the alignment of senior management’s goals with those of our shareholders, with the ultimate goal of increasing overall shareholder value. The opportunity to earn annual cash bonus awards and long-term equity awards provides a mix of variable compensation that integrates the Company’s short-term and long-term goals, as well as helps to attract and retain executive officers.

Salary payments to our named executive officers during 2019 ranged from approximately $330,000 to $500,000, which compares to a range of approximately $310,000 to $450,000 in 2018. For 2019, we paid annual discretionary cash bonuses to each currently serving named executive officer as of December 31, 2019 in amounts ranging from 45% to 111% of the executive’s base salary in effect at December 31, 2019. These cash bonus awards were based primarily on the officers’ contributions to the Company’s continued solid performance in 2019 which included net income of $289.5 million, or $1.73 diluted earnings per share, and return on average assets (“ROA”) OF 1.93%, with steady sequentially quarterly growth in net income and ROA throughout the year.  In April 2019, we paid a special bonus of $200,000 to our former CEO and President, C. Randall Sims, in connection with his appointment as Vice Chairman of the Board and Executive Chairman of our bank subsidiary. Mr. Sims retired in November 2019.

The Compensation Committee utilizes the Company’s Amended and Restated 2006 Stock Option and Performance Incentive Plan for issuing long-term equity incentive awards to our executive officers as a means to reward past performance, provide a long-term incentive for future performance and align management with the interests of our shareholders. The Committee uses long-term equity incentive awards most frequently in the compensation of our Chairman and CEO, Mr. Allison, to maintain close alignment between his interests and those of our shareholders and to reward his leadership in the growth and success of the Company. Mr. Allison remains the Company’s largest individual shareholder, owning 4.12% of our outstanding common stock. The Compensation Committee has historically issued annual awards of restricted shares of our common stock to our Chairman, including in each of the past three years. These awards have primarily reflected and provided incentive for Mr. Allison’s continued leadership in connection with the Company’s successful bank acquisitions and strong financial performance during this period and the preceding years. In 2019, the Committee awarded Mr. Allison 150,000 restricted shares to vest in three annual installments over a three-year period. In January 2020, the Committee again granted Mr. Allison 150,000 restricted shares to vest in three annual installments over a three-year period.

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Compensation Discussion and Analysis

Overview of Compensation Philosophy and Program

The Compensation Committee, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the Committee is to oversee the Company’s compensation and benefit plans and policies, administer its stock plans, and review and approve annually all compensation decisions related to the named executive officers and our Board members. The Committee reports its compensation decisions to the Board for their review or recommends such decisions for approval by the Board.

The Committee recognizes the importance of compensation and performance and seeks to reward performance with cost-effective compensation that aligns employee efforts with the business strategy of the Company and with the interest of the shareholders. The Committee also recognizes that the compensation should assist the Company in attracting and retaining key executives critical to its long-term success.

The following principles guide the Committee:

•

Compensation levels should be sufficiently competitive to attract and retain key management for the bank and holding company. The Company hires experienced bank executives that have a track record in the market. Competition is strong for these talented and experienced people. The compensation package must be strong and competitive in that market.

•

Compensation should relate directly to performance and responsibility. Compensation should vary with the performance and responsibility of the individual. It should always be proportional to the contribution to the Company’s success.

•

Short-term incentive compensation should motivate high performance. The Company uses the cash bonus plan to motivate individuals with roles and responsibilities that give them the ability to directly impact the Company’s performance and strategic direction. The incentive compensation should not cause the individual to take excessive and unnecessary risks that would threaten the institution.

•

The Company’s Stock Option and Performance Incentive Plan should align management with shareholders’ interests. Awards of stock options, restricted stock or other forms of long-term compensation should encourage management to focus on the long-term growth and success of the Company. It should provide management with a meaningful stake in the Company and the prospects of a long-term career.

The Committee receives updates on our business results from management and reviews historical and projected financial information as necessary to assess whether executive compensation continues to be properly balanced with and supportive of our business objectives. The Committee may also review information, including reported revenue, profit levels, market capitalization and disclosed governance practices, regarding comparably-sized bank holding companies in a peer group to assess our comparative performance and organizational structure. The Committee uses management updates and peer information as tools to evaluate the connection between executive compensation and our performance as a business. This information is reviewed in a subjective manner. There is no implied direct or formulaic linkage between peer information and our compensation decisions. The Committee takes the view that appropriate connections between compensation and performance objectives can encourage our executives to make decisions that will result in significant positive short-term and long-term returns for our business and our shareholders without providing an incentive either to take unnecessary risks or to avoid opportunities to achieve long-term benefits even though they may reduce short-term benefits for the named executive officers, the business or our shareholders.

Based on these reports and assessments, the Committee annually evaluates both the short-term and long-term performance compensation for the named executive officers to ensure alignment with our business objectives. The Committee also works closely with management regarding long-term equity incentives, including performance-based equity awards, which emphasize shareholder returns while providing enhanced retention value for key executives.

Benchmarking Against A Peer Group

The Committee in the past has compared total compensation levels for the executive officers to the compensation paid to executives in a peer group. The Committee annually considers the need for a peer analysis and reviews peer compensation as the Committee deems necessary. In 2019, the Committee informally reviewed and considered certain internally-compiled peer company compensation data in determining the base salary increases for 2020.  The Committee also evaluated and considered the overall performance and achievements of the Company and our bank subsidiary, as well as each executive’s individual performance and the Chairman’s recommendation for such executive (other than himself). The Committee did not target the salary increases to any particular benchmark based on a peer group or engage a compensation consultant during 2019 to advise the Committee on setting the compensation of our executive officers.

Consideration of Shareholder Advisory “Say-on-Pay” Vote

At our Annual Meeting in 2019, the shareholders approved, on an advisory basis, the compensation of our named executive officers for 2018, as disclosed in last year’s proxy statement (92.4% of votes cast). We value this endorsement by our shareholders of our executive compensation policies. The Committee has considered the results of this advisory vote on executive compensation, and we have followed the same philosophy in determining our current executive compensation of maintaining competitive executive pay that rewards performance and encourages management to focus on the long-term growth and success of the Company by providing them an equity stake in the Company that aligns their interests with our shareholders. The Company has included in this Proxy Statement a similar proposal providing for an advisory vote to approve the compensation of our executives in accordance with the shareholders’ recommendation. See “Proposal TWO – Advisory (Non-binding) Vote Approving Executive Compensation.”

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Compensation Discussion and Analysis

Components of Compensation

The key elements of the Company’s executive compensation program are:

•	Base salary
•	Short-term incentives (bonuses)
•	Long-term incentive compensation (options/restricted stock)
•	Retirement and insurance benefit plans
•	Certain defined perquisites

The Company tries to determine the proper mix of base, short-term and long-term incentive compensation. In our markets there are a number of national, regional and community banks. The competition for experienced executives in banking is strong. The Committee understands that being a public company that can offer equity incentives and a community banking philosophy puts the Company in a competitive position for strong management. The public market for the stock and its easily accessible value is a positive factor in aligning management’s interest with that of the shareholders and making them meaningful stakeholders.

Base Salary

Base salaries historically have been targeted at comparable levels for peer companies and adjusted to recognize varying levels of responsibility, individual performance, Company performance and internal equity issues. The Committee reviews the base salaries of the executive officers annually. This base salary provides the foundation for a total compensation package that is required to attract, retain and motivate the officers. Generally, base salaries are not directly related to specific measures of performance, but are determined by experience, the scope and complexity of the position, current job responsibilities, and salaries of competing banks. The Committee did not use benchmarking in 2019 but did informally review peer compensation data in considering salary increases for 2020. In January 2019, the Committee approved a 12.5% annual base salary increase for our Chairman to $450,000 and increases of 2% to 2.3% for each of our other named executive officers over their 2018 base salary levels. Our former CEO, Mr. Sims, received an additional annual base salary increase to $600,000 in April 2019 upon his appointment as Executive Chairman of our bank subsidiary until his subsequent retirement in November 2019. Annual base salary levels for our named executive officers in 2019 ranged from $600,000 to $331,500. Base salaries for our named executive officers for 2020, approved by the Committee in January 2020, reflect a 21.8% increase for the CEO of our bank subsidiary, Mr. French, and increases of approximately 2.4 to 11.1% for each other named executive officer. Base salary levels for our named executive officers in 2020 are $500,000 for Mr. Allison, $340,000 for Mr. Davis, $559,000 for Mr. French, $393,000 for Mr. Hester and $375,000 for Mr. Tipton.

Short-term Incentives

An annual cash bonus plan is intended to reward individual performance for that year. The Compensation Committee evaluates a number of performance criteria for the Company or the bank and considers the overall profitability of the Company and our bank subsidiary before determining the awards. Specifically, the Committee reviews the individual performance of the officer, along with the goals and performance of the Company and the bank relative to the officer’s role and responsibilities. In evaluating our named executives, the Committee reviews criteria such as net income, earnings per share, return on assets, growth in assets (including through acquisitions), asset quality, return on equity, net interest margin, net cash flow and other metrics, as well as regulatory examination results. The Committee then determines the amount of the awards.  In each case, the Committee makes the determination at their discretion as to the issuance and amount of any award.

The Committee awarded annual cash bonuses for 2019 to each of our named executive officers in amounts ranging from 45% to 111% of the executive’s 2019 base salary. These cash bonus awards were based primarily on the officers’ contributions to the Company’s continued solid financial performance in 2019 which included net income of $289.5 million or $1.73 diluted earnings per share, and ROA of 1.93%, with steady sequential quarterly growth in net income and ROA throughout the year.

Long-term Incentives

Consistent with the Company’s philosophy that favors compensation based upon performance, long-term incentives comprise a significant component of total compensation. In 2012, the Board of Directors adopted and the shareholders approved the Amended and Restated 2006 Stock Option and Performance Incentive Plan (the “Plan”). In 2016 and 2018, the shareholders approved amendments to the Plan to increase the number of shares authorized for issuance under the Plan, and in 2017, the shareholders reapproved the material terms of the performance goals under the Plan. The purpose of the Plan is to attract and retain highly qualified officers, directors, and key employees, and to encourage those employees to improve our business results. The Plan is administered by our Compensation Committee. Subject to the terms of the Plan, the Committee may select participants to receive awards, determine the types, terms and conditions of awards and interpret provisions of the Plan.

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Compensation Discussion and Analysis

It is the policy of the Committee to award grants with an exercise price set at the fair market value on the date of the grant. The Company does not have a practice of timing option or restricted stock grants to coordinate with the release of material non-public information. The Committee evaluates opportunities under the Plan along with the annual setting of salaries and awarding bonuses. The Committee will also consider awards under the Plan if appropriate in recruiting a new employee.

The Committee has historically used one or more of the following business criteria, on a consolidated basis, in establishing performance goals for performance-based awards:

•	shareholder return;
•	return on assets;
•	growth in assets;
•	asset quality;
•	return on equity;
•	earnings per share;
•	net income; and
•	operating income.

Prior to 2018, the Company’s stock option grants and certain restricted stock awards to covered employees were generally intended to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) places a limit of $1,000,000 on the compensation that a publicly held corporation may deduct in any one year with respect to its principal executive officer, principal financial officer and the next three most highly compensated executive officers whose compensation is required to be disclosed in the company’s annual proxy statement (referred to as covered employees). Historically, there was an exception to this $1,000,000 limitation for performance-based compensation that meets certain requirements, and the principal financial officer was excluded from the definition of a covered employee. Effective January 1, 2018, the Tax Cuts and Jobs Act amended Section 162(m) to eliminate the exception for performance-based compensation and to make compensation paid to the principal financial officer now subject to the $1,000,000 deduction limitation. The amendments to Section 162(m) include a grandfather clause applicable to compensation paid pursuant to a written binding contract in effect on November 2, 2017 that is not materially modified after such date. The Compensation Committee does not have a specific policy with regard to Section 162(m). However, the Amended and Restated 2006 Stock Option and Performance Incentive Plan contains certain provisions designed to facilitate the deductibility of performance-based compensation in accordance with Section 162(m). The Company generally believes its stock option and performance-based restricted stock awards granted before November 2, 2017 have met those requirements and, as such, are deductible.

Historically, the Committee has granted both regular and performance-based nonqualified stock options. Awards granted on a regular (or fixed) basis carry a set vesting schedule based on a certain time period as determined by the Committee. Performance-based awards are payable in recognition of achievement of certain annual and/or cumulative performance goals of the Company or our bank subsidiary based on one or more of the criteria described above over a period of time longer than one year. The Committee may also grant restricted stock under the Plan based on the criteria described above. The restricted period for such shares may be subject to the satisfaction of Company or individual performance objectives but may not be less than one year. If the restricted shares are not subject to any such performance objectives, the restricted period may not be less than three years.

Under the Plan, the Committee must certify in writing that all of the performance goals and other material terms of a performance-based award have been met before the named executive officer may receive payment for such award. The performance-based awards have historically been based on quarterly, annual and/or cumulative diluted earnings per share or asset growth targets. The Committee may confer with the Audit and Risk Committee as necessary when confirming achievement of performance goals. The equity awards (both fixed and performance-based) typically have been based on a vesting period of three to five years.

Generally, the Committee utilizes annual restricted stock awards in the compensation of our Chairman, Mr. Allison, who remains the Company’s largest individual shareholder, owning 4.12% of our outstanding common stock. The Committee believes these awards help maintain close alignment of our Chairman’s interests with those of our shareholders and appropriately reward his leadership in the growth and success of the Company. The Committee issues long-term equity incentive awards to our other named executive officers on a less frequent basis, with its recent practice being to issue substantial equity awards to the executive group approximately every three years and selected awards from time to time to individual executives.

During the past three years, the Committee has granted restricted shares of our common stock to Mr. Allison in the amounts of 150,000 shares in January 2019, 125,000 shares in January 2018 and 112,500 shares in February 2017. The restricted shares granted in 2019 vest over three years in three equal installments beginning on the first anniversary of the grant date. This award was based primarily on Mr. Allison’s leadership in helping the Company achieve net income growth in 2018 of $165.3 million, or 122.4%, complete the acquisition of Shore Premier Finance and achieve Forbes’ “Best Banks in America” ranking for the second year in a row. The 2018 award was based primarily on the Company’s completion of three acquisitions, including the largest in the Company’s history, and strong adjusted earnings in 2017. The 2017 award was subject to both performance and time-based conditions under which the shares would “cliff” vest on the third anniversary of the grant date if either the Company’s total assets equal or exceed $12.5 billion at any fiscal quarter end within the three-year period or the Company has averaged $0.315 diluted earnings per share for four consecutive quarters

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Compensation Discussion and Analysis

or $1.26 total diluted earnings per share over a period of four consecutive quarters within the three-year period. The alternative total asset growth and diluted earnings per share goals were designed to provide incentive toward the successful completion of the Company’s two then-pending acquisitions and the successful negotiation and completion of the Stonegate acquisition, along with maintaining strong quarterly earnings. The total asset growth performance goal was met on September 30, 2017, and therefore, these shares vested on February 22, 2020.

In January 2020, the Committee awarded to Mr. Allison 150,000 restricted shares of our common stock to vest in three equal annual installments beginning on January 27, 2021.

In July 2018, the Committee granted long-term equity incentive awards to Messrs. Sims, Davis, French, Hester and Tipton and other key Company and bank employees. The awards to our named executive officers consist of an aggregate of 155,000 restricted shares of our common stock subject to performance conditions and an aggregate of 310,000 performance-based stock options. The performance goal for these awards will be met as of the end of the calendar quarter when the Company has achieved average adjusted diluted earnings per share of $0.50 per share for four consecutive quarters or $2.00 total adjusted diluted earnings per share over a period of four consecutive quarters. In determining whether the performance goal has been met, the calculation of adjusted diluted earnings per share will exclude one-time or non-reoccurring gains or losses. Once the performance goal has been met, the restricted shares will vest over five years in three equal annual installments beginning on the third anniversary of the date that the performance goal is met, and the stock options will vest in five equal annual installments beginning on the first anniversary of the date that the performance goal is met. The purposes of these awards were to provide an additional retention and performance incentive for these executives and to further align their interests with the interests of our shareholders. The restricted shares had a fair market value on the date of grant of $23.32 per share, and the stock options had a fair market value on the date of grant of $5.56 per share based on the Black-Scholes valuation method for stock options.

Prior to the July 2018 awards, the Committee most recently granted performance-based awards to our executive officers, other than our Chairman, in August 2015, when the Committee awarded an aggregate of 70,000 performance-based restricted shares and 370,000 performance-based stock options to Messrs. Davis, French, Hester and Tipton. The performance goal for these awards consisted of average diluted earnings per share of $0.3125 per share for four consecutive quarters or $1.25 total diluted earnings per share over a period of four consecutive quarters. This performance goal was met as of December 31, 2016. As a result, the restricted shares will vest over five years in three equal annual installments beginning on December 31, 2019, and the stock options will vest in seven equal annual installments on each anniversary of the grant date, with the first installment vesting on December 31, 2016, the date the performance goal was met. Additionally, on August 24, 2015, the Committee granted the same executives an aggregate of 70,000 restricted shares subject to time (or fixed) vesting, which vest over five years in three equal annual installments, with the first installment vesting on August 24, 2018.

The Committee did not issue any additional equity awards to our named executive officers during 2017, 2018 or 2019.

Retirement and Insurance Benefits

Post-Termination Benefits.  We do not have any employment, salary continuation, or severance agreements currently in effect for any of our executive officers.

Chairman’s Retirement Plan.  In 2007, our Board of Directors, based on a recommendation by the Compensation Committee, approved a Chairman’s Retirement Plan for our Chairman, John W. Allison. The Chairman’s Retirement Plan provides a supplemental retirement benefit to Mr. Allison of $250,000 per year for 10 consecutive years or until Mr. Allison’s death, whichever occurs later.

The benefits under the plan became 100% vested and commenced on Mr. Allison reaching age 65 in 2011. The vested benefits are payable over 10 years or Mr. Allison’s life, whichever is greater. If Mr. Allison dies during the 10 year guaranteed benefit period, his beneficiary will receive the remaining payments due during the guaranteed period. If he dies after the guaranteed benefit period, no further benefits will be paid.  The annual benefit is paid in monthly installments.

Supplemental Executive Retirement Plan. Prior to our acquisition of Community Bank in 2003, Community Bank purchased life insurance policies on its President and Chief Executive Officer, Tracy M. French. The policies offset benefit expenses associated with a supplemental annual retirement benefit that grows on a tax-deferred basis. A portion of the benefit is determined by an indexed formula. The balance of the benefit is determined by crediting interest on the accrued balances. The calculation for the benefit expense accrual is:  insurance policy income minus opportunity cost plus interest. The opportunity cost is determined by the bank and is equal to the five year average of the one year Treasury Bill rate. The bank (now Centennial Bank) retains the opportunity cost. Prior to Mr. French’s retirement, any earnings in excess of the opportunity costs are accrued to a liability reserve account for his benefit.  At retirement, this liability reserve account is amortized with interest and paid out over a period of 15 years. If Mr. French dies while there is a balance in his account, this balance will be paid in a lump sum to Mr. French’s beneficiaries.

The life insurance benefit for Mr. French is being provided by an endorsement split dollar life plan. Upon the death of the executive, the death benefit payable is equal to 70% of the net at-risk life insurance portion (total benefit less cash value) of the policies insuring the life of Mr. French. The bank has all ownership rights in the death benefits and surrender values of the insurance policy on Mr. French. Its obligations under the retirement benefit portion of this policy are unfunded; however, the bank has purchased life insurance policies on Mr. French that are actuarially designed to offset the annual expenses associated with the benefit portion of the policy and will, given reasonable actuarial assumptions, offset all of the cost during Mr. French’s lifetime and provide a complete recovery of costs at death.

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Compensation Discussion and Analysis

401(k) Plan. All our full- and part-time employees over the age of 21 are eligible to participate in our 401(k) Plan immediately. We contribute a matching contribution equal to 50% of the participants’ first 6% of deferred compensation contribution.  In addition, we may make a discretionary contribution. No discretionary contributions were made during 2019.

Health and Insurance Benefits. Our full-time officers and employees are provided hospitalization and major medical insurance. We pay a substantial part of the premiums for these coverages. All insurance coverage under these plans is provided under group plans on generally the same basis to all of our full-time employees. Also, we provide other basic insurance coverage including dental, life, and long-term disability insurance.

In 2004, First State Bank (now Centennial Bank) adopted an endorsement split-dollar life insurance plan which provides for the purchase of life insurance policies insuring the life of Mr. Allison. Both the bank and Mr. Allison have an interest in each of the policies, and therefore, this is classified as an endorsement split-dollar plan. Mr. Allison’s beneficiaries will be entitled to an amount equal to 50% of the net at-risk insurance portion of the total proceeds. The net at-risk portion is the total proceeds less the cash value of the policy. Mr. Allison recognizes the economic value of this death benefit each year on his individual income tax return. The beneficiaries of the policies are named by Mr. Allison and the bank will receive the remainder of the death benefit. The bank has all ownership rights in the death benefits and surrender values of the policies. The premium paid on June 4, 2004, for the policies was $4.8 million. Effective December 22, 2006, the death benefits payable under these policies split between the bank and Mr. Allison’s beneficiaries. If the death benefits were paid in 2019, approximately $7.5 million would be paid to the bank and approximately $1.6 million would be paid to Mr. Allison’s beneficiaries.

Perquisites

The Company provided certain perquisites to executive management in 2019. These perquisites included:

•	401(k) contributions
•	Country club dues
•	Gasoline for personal car
•	Car allowance
•	Use of company owned car

The Company owns a used airplane which it purchased in 2017 from Mr. Allison’s company, Capital Buyers. The Company also from time-to-time uses an additional airplane owned by Capital Buyers. An employee of the Company is a pilot and flies the airplanes. Mr. Allison from time-to-time uses the airplanes and the pilot for personal travel, which may or may not occur during working hours. When the Company uses the Capital Buyers plane, Capital Buyers charges the Company for out of pocket expenses and other expenses attributable to use and maintenance of the aircraft.

Director Fees

Mr. Allison receives additional fees for his service as Chairman of the Board of Directors of the Company, which for 2019 included an annual retainer of $10,000, a fee of $6,000 for each holding company Board meeting attended [and fees of $750 and $500, respectively, for each meeting of the Asset/Liability Committee and Strategic Planning Committee attended]. The fees for his service as Chairman of the Board are set by the Board of Directors. In addition, Mr. Allison serves on the board of directors of the Company’s bank subsidiary and each regional board of directors of the bank. He receives fees for his service on the board of directors and each regional board of the bank. The fees for his service on each board are set by the respective boards of the bank. Mr. Allison earned a total of $[148,525] in fees for his service on the Board of Directors of the Company and the board of directors and regional boards of the bank during 2019, including fees for his service on committees of the Company and bank boards. Mr. Allison is the only named executive officer who received fees for serving on the Company’s or our bank subsidiary’s boards of directors or on any committees of such boards during 2019.

The Compensation Committee also periodically issues long-term equity incentive awards to our other named executive officers, with its recent practice being to issue such awards approximately every three years. The Committee utilizes both stock options and restricted shares subject to either time-based vesting or performance goals, or a combination of performance-based and time-based vesting. The Committee did not issue any such awards in 2019. However, in July 2018, the Committee granted equity incentive awards to Messrs. Sims, Davis, French, Hester and Tipton and other key Company and bank employees. The awards to our current named executive officers represent an aggregate of 465,000 shares of our common stock consisting of 155,000 performance-based restricted shares and 310,000 performance-based stock options. Vesting of these awards is subject to the Company’s achievement of average adjusted diluted earnings per share of $0.50 per share for four consecutive quarters or $2.00 total adjusted diluted earnings per share over four consecutive quarters, with vesting to occur over a five-year period following attainment of the performance goal. From time to time, the Committee grants additional restricted stock and stock option awards to our named executive officers, other than our Chairman, in certain circumstances. No such awards were granted in 2019.

The Committee believes its practices with respect to the issuance of equity awards to our named executive officers provide appropriate long-term performance incentives and further align the interests of our executive officers with those of our shareholders.

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Report of the Compensation Committee of the Board of Directors

Report of the Compensation Committee of the Board of Directors

The following Compensation Committee Report should not be deemed filed or incorporated by reference into any other document, including the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report into any such filing by reference.

In accordance with its written charter, which was re-adopted in its current form by the Board of Directors on January 19, 2018, the Compensation Committee evaluates and approves the plans and policies related to the compensation of the Company’s executive officers and directors. A copy of the Compensation Committee charter is published on the Company’s website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents.”

The Committee met five times in 2019 to discuss, among other items, the salaries, bonuses and other compensation of the senior executive officers and other key employees of the Company.

In determining the compensation of the executive officers for 2019, the Committee, among other things, evaluated the performance of the Chief Executive Officer and the other executive officers in light of corporate goals and objectives and reviewed the Chairman’s compensation recommendations. The Committee also set the bonuses to our named executive officers for their performance in 2019.

The Compensation Committee reviewed and discussed with management the information provided in the preceding Compensation Discussion and Analysis section of this Proxy Statement. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the calendar year ended December 31, 2019, for filing with the SEC.

Home BancShares, Inc.

Compensation Committee Members

Mike D. Beebe, Chairman

Milburn Adams

Richard H. Ashley

Jack E. Engelkes

Jim Rankin, Jr.

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Executive Compensation

Executive Compensation

The following table sets forth various elements of compensation earned by, awarded or paid to the individuals who served as our CEO, our CFO, and our three other most highly-compensated executive officers during the fiscal year ended December 31, 2019 (collectively, our “named executive officers”), for services rendered in each of the last three years.

Summary Compensation Table

Name and principal position	Year	Salary	Bonus	Stock awards(1)	Option awards(1)	Non-equity incentive plan compensation	Change in pension value and non- qualified deferred compensation earnings	All other compensation		Total
John W. Allison,	2019	$447,885	$500,000	$2,707,500	$—	$—	$129,903	$660,144	(2)	$4,445,432
Chairman of the	2018	399,039	445,000	3,096,250	—	—	139,107	589,173		4,668,569
Board, CEO & President	2017	373,280	500,000	3,179,250	—	—	147,606	571,350		4,771,486
C. Randall Sims,	2019	447,485	—	—	—	—	—	53,069	(4)	500,554
Former Chief Executive	2018	309,423	25,000	233,200	111,200	—	—	25,118		703,941
Officer and President (3)	2017	294,618	25,000	—	—	—	—	19,547		339,165
Brian S. Davis, Chief	2019	331,214	165,000	—	—	—	—	35,794	(5)	532,008
Financial Officer and	2018	324,990	135,000	233,200	111,200	—	—	32,768		837,158
Treasurer	2017	324,030	125,000	—	—	—	—	26,761		475,791
Tracy M. French,	2019	458,619	205,000	—	—	—	46,764	86,201	(6)	796,584
CEO & President of	2018	448,461	205,000	1,749,000	834,000	—	44,676	62,816		3,343,953
Centennial Bank	2017	409,027	255,000	—	—	—	42,492	40,576		747,095
Kevin D. Hester,	2019	383,260	185,000	—	—	—	—	41,170	(7)	609,430
Chief Lending	2018	374,038	185,000	669,600	333,600	—	—	32,774		1,595,012
Officer	2017	349,032	225,000	—	—	—	—	21,699		595,731
J. Stephen Tipton,	2019	337,267	175,000	—	—	—	—	39,773	(8)	552,040
Chief Operating Officer

(1)

Restricted stock and stock option awards are based on the grant date fair values and are calculated pursuant to the provisions of FASB ASC Topic 718 “Compensation – Stock Compensation.” See Note 14 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the assumptions underlying the valuation of these stock option awards.

(2)

Mr. Allison used a pilot employed by the Company for personal trips in an airplane owned by Capital Buyers, a company owned by Mr. Allison. The incremental cost of those services was determined to be $10,000, using $500 per trip, current rate for a commercial pilot, times 20 trips of personal travel. Other Compensation also includes Company Board of Directors fees, $43,000; subsidiary bank director and advisory board fees, $13,700; committee fees, $91,825; auto allowance, $18,200; 401(k) contribution, $8,400; country club dues, $8,835; Company-owned life insurance ownership, $12,398; income realized from supplemental retirement plan, $250,000; income realized from restricted stock dividends, $197,625; and executive gifts, $6,161.

(3)	Mr. Sims retired as an officer and director of the Company and our bank subsidiary in November 2019.
(4)	Includes 401(k) contribution, $8,400 and income realized from restricted stock dividends, $3,800.
(5)	Includes 401(k) contribution, $8,400; executive gifts, $6,161; and income realized from restricted stock dividends, $21,233.
(6)

Includes gasoline for personal car, $786; personal use of Company car, $10,828; 401(k) contribution, $8,400; income realized from restricted stock dividends, $58,417; Company-owned life insurance ownership, $1,609; and executive gifts, $6,161. The incremental cost of the car was determined by multiplying the percentage of personal miles times the annual lease value of the car.

(7)	Includes country club dues, $3,576; executive gifts, $6,161; and income realized from restricted stock dividends, $31,433.
(8)	Includes 401(k) contribution, $8,400 country club dues, $1,845; executive gifts, $6,161; and income realized from restricted stock dividends, $23,367.

Employment Agreements

We currently do not have any employment, salary continuation or severance agreements in effect with any of our named executive officers.

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Executive Compensation

Stock Awards and Stock Option Grants

The number of shares authorized for issuance under the Home BancShares Amended and Restated 2006 Stock Option and Performance Incentive Plan, as amended (the “Plan”), is 13,288,000. In 2019, there were 54,500 options granted pursuant to the Plan, and options to purchase 98,566 shares were exercised. The Company granted restricted stock awards representing a total of 180,500 shares of our common stock during 2019. See “COMPENSATION DISCUSSION AND ANALYSIS – Components of Compensation” for more information on the Plan and the awards granted under the Plan.

The following table contains information about awards granted pursuant to the Plan to each of our named executive officers during the fiscal year ended December 31, 2019:

Grants of Plan-Based Awards Table

	Grant	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock	All other option awards: number of securities under- lying	Exercise or base price of option awards	Grant date fair value of stock and option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or units	options	(per share)	awards(1)
John W. Allison	1/18/2019	—	—	—	—	—	—	150,000	—	—	$2,707,500
C. Randall Sims	N/A	—	—	—	—	—	—	—	—	—	—
Brian S. Davis	N/A	—	—	—	—	—	—	—	—	—	—
Tracy M. French	N/A	—	—	—	—	—	—	—	—	—	—
Kevin D. Hester	N/A	—	—	—	—	—	—	—	—	—	—
J. Stephen Tipton	N/A	—	—	—	—	—	—	—	—	—	—

(1)

Grant date fair value is calculated pursuant to the provisions of FASB ASC Topic 718 “Compensation – Stock Compensation.” See Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the assumptions underlying the valuation of these equity awards.

The restricted shares granted to Mr. Allison on January 18, 2019, will vest over three years in 33.3% installments beginning January 18, 2020.

As of February 24, 2020, options to purchase 3,382,637 shares remain outstanding under the Plan, and 1,647,397 shares of common stock remain available for future awards under the Plan. The Company does not currently have a policy regarding repricing of stock options.

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Executive Compensation

The following table contains information, on a stock dividend and stock split adjusted basis, about unexercised stock options previously granted to each of our named executive officers that are outstanding as of December 31, 2019:

Outstanding Equity Awards at Fiscal Year-End Table No. 1

	Option Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options		Option exercise price	Option expiration date
John W. Allison	100,000	—		—		$8.62	1/17/2023
C. Randall Sims	—	—		—		—	N/A
Brian S. Davis	20,000	—		—		16.77	4/16/2024
	40,000	10,000	(1)	—		16.86	3/11/2025
	57,160	42,840	(2)	—		18.46	8/23/2025
	—	—		20,000	(3)	23.32	7/19/2028
Tracy M. French	40,000	—		—		8.62	1/17/2023
	40,000	—		—		9.54	4/17/2023
	80,000	20,000	(4)	—		14.71	1/15/2025
	85,740	64,260	(2)	—		18.46	8/23/2025
	—	—		150,000	(3)	23.32	7/19/2028
Kevin D. Hester	57,160	42,840	(2)	—		18.46	8/23/2025
	12,000	8,000	(5)	—		21.25	4/20/2026
	—	—		60,000	(3)	23.32	7/19/2028
J. Stephen Tipton	22,864	17,136	(2)	—		18.46	8/23/2025
	—	—		60,000	(3)	23.32	7/19/2028

(1)	These options will vest on March 12, 2020.
(2)	These options will vest in three equal annual installments beginning on August 24, 2020.
(3)

These performance-based options will vest in five equal annual installments beginning on the first anniversary of the date that the performance goal is met. The performance goal will be met as of the end of the calendar quarter when the Company has achieved average adjusted diluted earnings per share of $0.50 per share for four consecutive quarters or $2.00 total adjusted diluted earnings per share over a period of four consecutive quarters.

(4)	These options will vest on January 16, 2020.
(5)	These options will vest in two equal annual installments beginning on April 21, 2020

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Executive Compensation

The following table contains information, on a stock split adjusted basis, about the restricted stock awards previously granted to each of our named executive officers that are outstanding as of December 31, 2019:

Outstanding Equity Awards at Fiscal Year-End Table No. 2

	Stock Awards
Name	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested(1)
John W. Allison	112,500	(2)	$2,211,750	—		$—
	125,000	(3)	2,457,500	—		—
	150,000	(4)	2,949,000	—		—
C. Randall Sims	—		—	—		—
Brian S. Davis	6,666	(5)	131,054	—		—
	13,333	(6)	262,127	—		—
	—		—	10,000	(7)	196,600
Tracy M. French	8,334	(5)	163,846	—		—
	16,667	(6)	327,673	—		—
	—		—	75,000	(7)	1,474,500
Kevin D. Hester	6,666	(5)	131,054	—		—
	13,333	(6)	262,127	—		—
	—		—	30,000	(7)	589,800
J. Stephen Tipton	3,334	(5)	65,546	—		—
	6,667	(6)	131,073	—		—
	—		—	30,000	(7)	—

(1)

The market value applied to the unvested shares of the named executive officer’s restricted common stock was $19.66 per share based upon the closing price as reported on the NASDAQ Global Select Market on December 31, 2019.

(2)	These shares vested on February 22, 2020.
(3)	These shares will vest in two equal annual installments beginning January 19, 2020.
(4)	These shares will vest in three equal annual installments beginning January 18, 2020.
(5)	These shares will vest on August 24, 2020.
(6)	These shares will vest in two equal annual installments beginning on December 31, 2020.
(7)

These performance-based shares will vest over five years in three equal annual installments beginning on the third annual anniversary of the date that the performance goal is met. The performance goal will be met as of the end of the calendar quarter when the Company has achieved average adjusted diluted earnings per share of $0.50 per share for four consecutive quarters or $2.00 total adjusted diluted earnings per share over a period of four consecutive quarters.

Option Exercises and Stock Awards Vested in 2019

The following table contains information about stock options exercised and restricted stock awards vested by each of our named executive officers during 2019.

Option Exercises and Stock Awards Vested Table

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
John W. Allison	1,426	$27,101	140,000	$2,556,400
C. Randall Sims	—	—	—	—
Brian S. Davis	—	—	13,334	245,946
Tracy M. French	—	—	16,666	307,404
Kevin D. Hester	—	—	13,334	245,946
J. Stephen Tipton	14,000	247,660	6,666	122,954

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Executive Compensation

Pension and Other Benefits

The following table contains information about the actuarial present value, computed as of December 31, 2019, of the accumulated benefit to each of our named executive officers under each plan in which the named executive officer participates that provides for the payment of specified retirement benefits or benefits that will be paid primarily following retirement:

Pension and Other Benefits Table

Name	Plan Name	Number of years credited service	Present value of accumulated benefit	Payments during last fiscal year
John W. Allison	Chairman’s Retirement Plan	(1)	$1,557,948	$250,000
C. Randall Sims	N/A	—	—	—
Brian S. Davis	N/A	—	—	—
Tracy M. French	Supplemental Executive Retirement Plan	(1)	441,481	—
Kevin D. Hester	N/A	—	—	—
J. Stephen Tipton	N/A	—	—	—

(1)

The benefits under the Chairman’s Retirement Plan and the Supplemental Executive Retirement Plan are not dependent on credited years of service. The benefits under the Chairman’s Retirement Plan became fully vested in 2011 when Mr. Allison reached age 65. Mr. French is fully vested in the balance accrued to the liability reserve account for his benefit in connection with the Supplemental Executive Retirement Plan.

The present value of Mr. Allison’s accumulated benefit is calculated based on an 8.00% rate of return over 17.2 years and a $250,000 annual payment. The present value of Mr. French’s accumulated benefit is calculated based on 180 monthly payments to be made once Mr. French retires, and the monthly payment amount will be determined based upon the amount that has been accrued in the corresponding reserve liability account on the bank’s books. Prior to Mr. French’s retirement, this liability account will be increased or decreased based upon the performance of the two life insurance policies, in addition to 8% interest credited to this account. After the liability account has been paid out in full, Mr. French will begin receiving the indexed retirement benefit payable for lifetime. See “COMPENSATION DISCUSSION AND ANALYSIS – Components of Compensation” for more information regarding these retirement plans.

Nonqualified Deferred Compensation

We do not currently have in effect any defined contribution or other plan that provides for the deferral of compensation to any of our named executive officers on a basis that is not tax-qualified.

Payments Upon Termination or Change-In-Control

We do not currently have in effect any compensatory plan or other arrangement that provides for payments or the provision of benefits to any of our named executive officers upon their termination of employment with the Company or upon a change in control of the Company or a change in the officer’s responsibilities. However, our equity incentive plan awards to our named executive officers are subject to accelerated vesting of the awards upon a termination of employment in certain circumstances and upon a change in control of the Company.

Our Amended and Restated 2006 Stock Option and Performance Incentive Plan, as amended, generally provides that, unless the Compensation Committee provides otherwise in the applicable award agreement, upon an employee’s death, any unvested stock options and unvested shares of restricted stock held by the employee at the time of his or her death will vest immediately and any unvested shares of restricted stock subject to performance conditions will vest immediately to the extent the performance conditions have been met.

The award agreements for stock options granted to our named executive officers also generally provide that any unvested stock options will vest immediately upon the executive’s death or disability, except that the stock options granted in 2018 that are subject to performance conditions will vest only to the extent the performance goal has been met as of the date of the executive’s death or disability. For stock options granted before 2018, the stock option agreements also provide that any unvested options will vest immediately if the executive’s employment is terminated by the Company without cause. In addition, each of the Company’s outstanding stock option agreements also provides that any unvested options will vest immediately upon a change in control of the Company or a sale or merger of the Company in which the Company is not the surviving entity.

39	www.homebancshares.com

Executive Compensation

With respect to shares of restricted stock granted to our named executive officers, the Company’s outstanding award agreements similarly provide that any unvested restricted shares will vest immediately upon the executive’s termination due to death or disability, except that any restricted shares that are subject to performance conditions will only vest to the extent the performance goal has been met as of the date of death or disability. If the executive’s employment is terminated for any other reason, all unvested shares will be forfeited. The award agreements also provide that any unvested shares will vest immediately upon a change in control of the Company, except that with respect to the performance-based restricted shares granted in 2018, the shares will vest only to the extent the performance goal has been met on the date of the change in control.

The following table summarizes, on a stock split adjusted basis, the estimated value for each named executive officer of the accelerated vesting of outstanding equity awards upon a termination of the named executive officer’s employment or upon a change in control of the Company. In accordance with SEC regulations, the table assumes that the termination or change in control occurred on December 31, 2019, and the value applied to the shares of common stock is $19.66 per share based on the closing price as reported on that date on the NASDAQ Global Select Market.

Potential Accelerated Vesting of Equity Awards Table

Name	Type of Award	Death	Disability	Termination Without Cause	Other Termination(1)	Change in Control
John W. Allison	Stock options(2)	$—	$—	$—	$—	$—
	Restricted shares	7,618,250	7,618,250	—	—	7,618,250
C. Randall Sims	Stock options(2)	—	—	—	—	—
	Restricted shares	—	—	—	—	—
Brian S. Davis	Stock options(2)	79,408	79,408	79,408	—	79,408
	Restricted shares	393,180	393,180	—	—	393,180
Tracy M. French	Stock options(2)	176,112	176,112	176,112	—	176,112
	Restricted shares	491,520	491,520	—	—	491,520
Kevin D. Hester	Stock options(2)	51,408	—	—	—	—
	Restricted shares	393,180	393,180	—	—	393,180
J. Stephen Tipton	Stock options(2)	20,563	20,563	20,563	—	20,563
	Restricted shares	196,620	196,620	—	—	196,620

(1)	Includes, without limitation, termination for cause, voluntary resignation or retirement.
(2)

Assumes the immediate vesting of all unvested stock options, other than performance-based stock options granted in 2018 for which the performance goal has not been met, and the associated cash proceeds resulting from a same day exercise and sale of only those previously unvested stock options that are in-the-money using the fair market value of our common stock at December 31, 2019, of $19.66.

Compensation Risk Assessment

The Compensation Committee and management conducted an assessment of the risks associated with our compensation policies and practices during 2019, including our compensation arrangements for both executives and non-executive employees. That assessment included a review of policies and procedures relating to the components of our compensation program, a review of incentive-based equity and cash compensation features, identification of any compensation design features that could potentially encourage excessive or imprudent risk taking, and consideration of the presence or absence of controls, oversight or other factors that mitigate potential risk.

During the review, the Committee and management concluded that several factors and controls relating to our compensation policies and practices mitigate against the potential for risks that could materially and adversely affect the Company. These factors and controls include:

•	the Company’s lack of involvement in activities regarded as having significant inherent risk, such as mortgage-backed securities and proprietary trading;
•	management’s review of compensation arrangements of employees of the Company or our bank subsidiary having compliance, risk, credit quality, quality assurance and finance roles;
•	oversight of incentive compensation by the Compensation Committee, which is made up of independent directors;
•	effective internal controls over financial reporting for the Company;
•	appropriate segregation of duties; and
•	restrictions on awards that align the interests of the employee with the interests of the shareholders.

Based upon this assessment, we do not believe that our employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

www.homebancshares.com	40

Executive Compensation

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our “median employee” and the annual total compensation of our CEO.

For 2019, our last completed fiscal year, the median of the annual total compensation of all employees of the Company (other than our CEO) was $45,100, and the annual total compensation of our CEO was $4,445,432. Based on this information, for 2019 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 98.6 to 1.

Item 402 of Regulation S-K generally requires us to identify the “median employee” only once every three years. For the proxy statement for our Annual Meeting in 2018, we determined the median of the annual total compensation of all employees of the Company (other than our CEO) by identifying our total employee population as of December 31, 2017, which consisted of approximately 1,786 individuals. Of these employees, approximately 1,744 individuals were full-time equivalent employees, with the remainder employed on a part-time (less than 40 hours per week) basis.

To identify the “median employee” we conducted a full analysis of this employee population, without the use of statistical sampling. We determined our median employee using “total compensation” for the full year 2017. “Total compensation” consisted of base pay, bonuses, commissions, fringe benefits, incentives, severance and vacation payout. Using this methodology, we determined that the median employee was a full-time customer service employee.

For fiscal year 2018, because our originally identified median employee was no longer employed by the Company at December 31, 2018, as permitted by Item 402 we selected another employee whose total compensation, as described above, is substantially similar to the original median employee’s total compensation. The median employee for 2018 and 2019 was a member of the Company’s treasury management staff. Because no significant change to our employee population and compensation arrangements or to the median employee’s circumstances occurred during 2019, we have used the same median employee for fiscal year 2019.

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Finally, because our former CEO and President, Mr. Sims, retired from the Company in November 2019, we used the annual total compensation of our current Chairman and CEO, Mr. Allison, who was serving as our CEO on December 31, 2019, to determine the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all employees. We calculated Mr. Allison’s annual total compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, as provided in the Summary Compensation Table on page 35 of this proxy statement.

41	www.homebancshares.com

Proposal Two – Advisory (Non-Binding) Vote Approving Executive Compensation

Proposal Two – Advisory (Non-Binding) Vote Approving Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is commonly known as a “say-on-pay” vote. At our Annual Meeting in 2018, our shareholders voted to recommend that the Company hold future “say-on-pay” votes annually until the Company is next required to hold an advisory vote on the frequency with which the Company will hold future “say-on-pay” votes, which will be in 2024. Accordingly, the Company presents the resolution set forth below for approval by the shareholders in accordance with the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934.

At our Annual Meeting in 2019, our shareholders approved, on an advisory basis, the compensation of our named executive officers for 2018, as disclosed in last year’s proxy statement. We value the endorsement by our shareholders of our executive compensation policies. We believe that our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with shareholder interests.

We encourage you to closely review our Compensation Discussion and Analysis and the tabular disclosure which follows it, including the footnotes and narratives which accompany each table, as they describe our compensation policies and procedures and the components and amounts comprising the compensation paid to our named executive officers.

The following resolution gives you as a shareholder the opportunity to endorse or not endorse the compensation we pay to our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement:

“RESOLVED, that the shareholders of Home BancShares, Inc. (the “Company”) approve the compensation of the Company’s executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation tables and the related disclosure contained in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board of Directors and may not be construed as overruling any decision by the Board. However, the Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board of Directors and our Compensation Committee believe that our commitment to responsible compensation practices as described in this Proxy Statement justifies a vote by shareholders FOR the resolution approving the compensation of our executives as disclosed in this Proxy Statement.

The Board of Directors Recommends that Shareholders Vote

FOR

the Advisory (Non-binding) Resolution Approving

the Company’s Executive Compensation

www.homebancshares.com	42

Proposal Three – Ratification of Appointment of Independent Registered Public Accounting Firm

Proposal Three – Ratification of Appointment of Independent Registered Public Accounting Firm

Our consolidated financial statements as of and for the fiscal year ended December 31, 2019, were audited by BKD, LLP, an independent registered public accounting firm. In 2019, the Audit and Risk Committee of the Board of Directors and our shareholders approved the engagement of BKD, LLP to be our independent registered accounting firm for fiscal year 2019. The Audit and Risk Committee intends to approve the re-engagement of BKD, LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2020, subject to the ratification of the appointment by our shareholders at the Annual Meeting and our formal acceptance of an engagement letter from BKD, LLP after the Annual Meeting.

Shareholders’ ratification of the selection of BKD, LLP to be our independent registered public accounting firm for fiscal year 2020 is not required by our Bylaws or otherwise. However, the Board is submitting the selection of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of BKD, LLP, the Audit and Risk Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Risk Committee may, at its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if it determines that such change is in the best interests of the Company and our shareholders.

Representatives of BKD, LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors Recommends that Shareholders Vote

FOR

the Ratification of the Appointment of BKD, LLP

as the Company’s Independent Registered Public Accounting Firm

for the 2020 Calendar Year

43	www.homebancshares.com

Report of the Audit Committee of the Board of Directors

Report of the Audit Committee of the Board of Directors

In accordance with its written charter, the Audit and Risk Committee (the “Audit Committee”) assists the Board in, among other things, oversight of our accounting and financial reporting processes, our compliance with legal regulatory requirements, the qualifications and independence of the independent auditors and the performance of the internal and independent auditors. A copy of the Audit Committee charter is published on the Company’s website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents.”

Our Board of Directors has determined that all seven members of the Committee are independent based upon the independence requirements of the SEC and NASDAQ, and that our Chairman, Mr. Engelkes, and Mrs. Garrett each satisfies the criteria of an “audit committee financial expert” as defined by the regulations of the SEC.

Management is responsible for the preparation, presentation, and integrity of our financial statements, for the appropriateness of our accounting principles and reporting policies and for implementing and maintaining internal control over financial reporting. Our independent auditors are responsible for auditing the financial statements and internal controls over financial reporting and for reviewing our unaudited interim financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures. Except for Mr. Engelkes and Mrs. Garrett, the members of the Audit Committee have not been engaged in the practice of accounting or auditing and are not professionals in those fields. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

During 2019, the Audit Committee held four regularly scheduled meetings and five special meetings. The Audit Committee’s regular meetings were conducted in order to encourage communication among the members of the Audit Committee, management, the internal auditors, and our independent auditors, BKD, LLP. Among other things, the Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls. The Audit Committee also discussed with our independent auditors all matters required by auditing standards generally accepted in the United States of America, including those described in Public Company Accounting Oversight Board Auditing Standard 1301, “Communications with Audit Committees.”

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2019, with management, the internal auditors, and our independent auditors. Management’s discussions with the Audit Committee included a review of critical accounting policies.

The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between us and our auditors that might bear on the auditors’ independence consistent with Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee has reviewed and approved the amount of fees paid to BKD, LLP for audit and non-audit services. The Audit Committee concluded that the provision of services by BKD, LLP is compatible with the maintenance of BKD’s independence.

Based on the above-mentioned review and discussions with management, the internal auditors, and the independent auditors, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the calendar year ended December 31, 2019, for filing with the SEC.

Home BancShares, Inc.

Audit and Risk Committee Members

Jack E. Engelkes, Chairman

Milburn Adams

Robert H. Adcock, Jr.

Karen E. Garrett

James G. Hinkle

Alex R. Lieblong

Thomas J. Longe

www.homebancshares.com	44

Audit and Non-Audit Fees

Audit and Non-Audit Fees

The following table represents aggregate fees billed for professional audit services rendered by BKD, LLP to provide the audit of our annual consolidated financial statements for the years ended December 31, 2019, and December 31, 2018, respectively.

	2019	2018
Audit fees (1)	$960,366	$910,513
Audit-related fees (2)	134,250	17,556
Tax fees	—	—
All other fees (3)	33,259	55,347

(1)	Audit fees consisted of the annual audit and quarterly review services and consent for and review of a registration statement filed by the Company with the SEC.
(2)	Audit related fees consisted primarily of other audit services provided in connection with acquisitions, reporting and compliance matters.
(3)	Other fees related to fees paid by the Company on behalf of the Company’s retirement plan for third-party administration of the Company’s defined contribution plan.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has the responsibility of appointing, setting compensation for and overseeing the work of the independent auditor, and has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

(1)

Audit services include audit work performed in the preparation of our consolidated financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services, and consultation regarding financial accounting and/or reporting standards.

(2)

Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

(3)

Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the consolidated financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.

(4)

Other fees are those associated with services not captured in the other categories. Other than the services for the third-party administration of the Company’s defined contribution plan, we generally do not request such services from the independent auditor.

Prior to the engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The members to whom such authority is delegated must report, for informational purposes only, the pre-approval decisions to the Audit Committee at its next scheduled meeting.

45	www.homebancshares.com

Submission of Shareholder Proposals

Submission of Shareholder Proposals

In order for a proposal by a shareholder to be included in the Company’s proxy statement and proxy form for an annual meeting of the Company’s shareholders, the proposal must: (1) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, including our Bylaws and Rule 14a-8 of the Securities Exchange Act of 1934; and (2) be received by the Company at its home office, 719 Harkrider Street, Suite 100, Conway, Arkansas 72032, Attention: Holly A. McKenna, Secretary, not less than 120 calendar days before the anniversary of the date of the previous year’s proxy statement, or November 6, 2020, in the case of the Annual Meeting of Shareholders in 2021. If no annual meeting was held the previous year and in any year in which the date of the annual meeting is moved by more than 30 days from the date of the previous year’s annual meeting, the proposal will be considered timely if received within a reasonable time before the Company begins to print and mail its proxy materials.

In connection with our Annual Meeting of Shareholders in 2021, if we do not receive notice of a matter or proposal to be considered by January 20, 2021, then the persons appointed by our Board to act as proxy holders for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal properly presented for a vote at such meeting.

Where You Can Find More Information

We file reports, proxy statements, and other information with the SEC. You may view and print reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company, from the SEC website at www.sec.gov .

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE

MEETING ARE URGED TO VOTE BY TELEPHONE,

MAIL OR INTERNET.

IF YOU VOTE BY TELEPHONE OR THE INTERNET,

DO NOT RETURN YOUR PROXY CARD

By Order of the Board of Directors

JOHN W. ALLISON
Chairman and Chief Executive Officer

www.homebancshares.com	46

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_______________

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Your vote matters – here's how to vote!

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Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - John W. Allison	☐	☐	02 - Brian S. Davis	☐	☐	03 - Milburn Adams	☐	☐
04 - Robert H. Adcock, Jr.	☐	☐	05 - Richard H. Ashley	☐	☐	06 - Mike D. Beebe	☐	☐
07 - Jack E. Engelkes	☐	☐	08 - Tracy M. French	☐	☐	09 - Karen E. Garrett	☐	☐
10 - James G. Hinkle	☐	☐	11 - Alex R. Lieblong	☐	☐	12 - Thomas J. Longe	☐	☐
13 - Jim Rankin, Jr.	☐	☐	14 - Donna J. Townsell	☐	☐			

	For	Against	Abstain
2. Advisory (non-binding) vote approving the Company's executive compensation.	☐	☐	☐
3. Ratification of appointment of BKD, LLP as the Company's independent registered public accounting firm for the next fiscal year.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03658

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — HOME BANCSHARES, INC.

The undersigned constitutes and appoints Brian S. Davis and Jennifer C. Floyd or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of Home BancShares, Inc. which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company to be held on April 16, 2020, at 6:30 p.m. (CDT) at the Statehouse Convention Center, located at 101 East Markham Street, Little Rock, Arkansas 72201, for the purposes stated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED AND FOR PROPOSALS 2 AND 3.

C Non-Voting Items

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